UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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CrowdStrike Holdings, Inc.

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150 Mathilda Place, Suite 300
Sunnyvale, California 94086
Notice of Annual Meeting of Stockholders
Time and Date:	9:00 a.m. Pacific Time Wednesday, June 30, 2021
Virtual Meeting:	www.virtualshareholdermeeting.com/CRWD2021
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of CrowdStrike Holdings, Inc., a Delaware corporation (”CrowdStrike”), which will be held on Wednesday, June 30, 2021 at 9:00 a.m. Pacific Time. The Annual Meeting will be a virtual meeting of stockholders, which will be conducted via a live audio webcast. You will be able to attend the Annual Meeting, submit your questions and vote online during the meeting by visiting www.virtualshareholdermeeting.com/CRWD2021. We believe a virtual meeting provides expanded access, improves communication, enables increased stockholder attendance and participation, allows our employee stockholders around the world to attend the Annual Meeting, and provides cost savings for our stockholders and CrowdStrike.
At our Annual Meeting you will be asked to:
1.	Elect nominees Roxanne S. Austin, Sameer K. Gandhi and Gerhard Watzinger to the Board to hold office until the 2024 Annual Meeting of Stockholders.
2.	Ratify the selection of PricewaterhouseCoopers LLP as CrowdStrike’s independent registered public accounting firm for its fiscal year ending January 31, 2022.
3.	Approve, on an advisory basis, the compensation of our named executive officers.
4.	Approve, on an advisory basis, the frequency of future stockholder advisory votes on the compensation of our named executive officers.
5.	Approve an amendment to CrowdStrike’s 2019 Employee Stock Purchase Plan.
You may also be asked to transact any other business that is properly brought before the meeting. The record date for the Annual Meeting is May 5, 2021. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.
Whether or not you expect to attend the Annual Meeting, please vote as promptly as possible to ensure your representation at the meeting. You may vote your shares by telephone or over the Internet as instructed in these materials. If you received a proxy card or voting instruction card by mail, you may submit your proxy card or voting instruction card by completing, signing, dating and mailing your proxy card or voting instruction card in the envelope provided.
By Order of the Board of Directors
George Kurtz President, Chief Executive Officer and Director
Sunnyvale, California
May 14, 2021

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on
Wednesday, June 30, 2021 at 9:00 a.m. Pacific Time online at
www.virtualshareholdermeeting.com/CRWD2021.
The proxy statement and annual report to stockholders
are available at www.proxyvote.com

Summary Information
We are providing you with these proxy materials because the Board of Directors of CrowdStrike Holdings, Inc. (the“Board”) is soliciting your proxy to vote at CrowdStrike’s 2021 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements thereof, to be held via a live audio webcast on Wednesday, June 30, 2021 at 9:00 a.m. Pacific Time. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/CRWD2021 where you will be able to listen to the meeting live, submit questions and vote online.
You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However,you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy. The proxy materials, including this Proxy Statement and our 2021 Annual Report, are first being distributed and made available on or about May 14, 2021.
As used in this Proxy Statement, references to “we,” “us,” “our,” “CrowdStrike” and the “Company” refer to CrowdStrike Holdings, Inc. and its subsidiaries. Our fiscal year end is on January 31 and our year ended January 31,2021 is referred to herein as “fiscal 2021“ or “FY2021“. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.
To assist you in reviewing the proposals to be acted upon at the Annual Meeting, we call your attention to the following information. The following description is only a summary.
Annual Meeting Proposals
Proposal		Board Recommendation
1.	Elect nominees Roxanne S. Austin, Sameer K. Gandhi and Gerhard Watzinger to the Board to hold office until the 2024 Annual Meeting of Stockholders.	FOR all nominees
2.	Ratify the selection of PricewaterhouseCoopers LLP as CrowdStrike’s independent registered public accounting firm for its fiscal year ending January 31, 2022.	FOR
3.	Approve, on an advisory basis, the compensation of our named executive officers.	FOR
4.	Approve, on an advisory basis, the frequency of future stockholder advisory votes on the compensation of our named executive officers.	THREE YEARS
5.	Approve an amendment to CrowdStrike’s 2019 Employee Stock Purchase Plan.	FOR
CrowdStrike’s 2021 Fiscal Year
CrowdStrike, a leader in cloud-delivered endpoint and cloud workload protection, experienced a strong fiscal 2021. We achieved a milestone in reaching over $1 billion in ending annual recurring revenue (“ARR“) for fiscal 2021. We had 9,896 subscription customers as of January 31, 2021, representing 82% growth year-over-year. We efficiently transitioned 100% of our workforce to remote work during the COVID-19 pandemic while maintaining strong operational performance. We also completed substantial strategic transactions, including the issuance of $750 million in senior unsecured notes due 2029 with a coupon rate of 3.00% per year and the acquisition of Preempt Security, Inc., a leader in Zero Trust and conditional access technology for real-time access control and threat prevention.
We are also proud to have received a perfect score on the Human Rights Campaign 2021 Corporate Equality Index, demonstrating CrowdStrike’s commitment to a supportive and inclusive culture for all employees. We continued to support our local communities through the CrowdStrike Foundation, which supported university cybersecurity programs, diversity scholarships and directed grants to more than twenty nonprofits helping communities across the globe fighting the COVID-19 pandemic.

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Members of the Board of Directors and Committees
Name	Age	Director Since	Current Term Expires	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Nominees for Director
Roxanne S. Austin	60	9/2018	2021	Yes
Sameer K. Gandhi	55	8/2013	2021	Yes
Gerhard Watzinger, Chairman	60	4/2012	2021	Yes
Continuing Directors
Cary J. Davis	54	7/2013	2022	Yes
George Kurtz, President and CEO	50	11/2011	2022	No
Laura J. Schumacher	57	11/2020	2022	Yes
Denis J. O'Leary	64	12/2011	2023	Yes
Joseph E. Sexton	62	3/2015	2023	Yes
Godfrey R. Sullivan	67	12/2017	2023	Yes
 = Chairperson

ELECTRONIC DELIVERY

We encourage CrowdStrike stockholders to voluntarily elect to receive future proxy and annual report materials electronically.
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If you are a registered stockholder, please visit www.proxyvote.com for simple instructions.

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Beneficial shareowners can elect to receive future proxy and annual report materials electronically as well as vote their shares online at www.proxyvote.com.

> Faster > Economical > Cleaner > Convenient
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to vote using your mobile device, sign up for e-delivery or download annual meeting materials.
OUR ENVIRONMENT
CrowdStrike believes in working to keep our environment cleaner and healthier. Every day, CrowdStrike takes steps to preserve the natural beauty of the surroundings that we are privileged to enjoy.
We believe promoting electronic delivery of shareholder materials will have a positive effect on the environment.
2021 ANNUAL MEETING OF STOCKHOLDERS
Wednesday, June 30, 2021
9:00 a.m. Pacific Time
The 2021 annual meeting of stockholders will be held via the internet as a virtual meeting. See our proxy statement for additional information.

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Proxy Statement for the
2021 Annual Meeting of Stockholders

Proposal 1
Election of Directors
The Board of Directors of CrowdStrike Holdings, Inc. (the “Board”) is divided into three classes, designated as Class I, Class II and Class III. Each class consists, as nearly as practicable, of one-third of the total number of directors constituting the entire Board, and each class has a three-year term. One class of directors is elected by the stockholders at each annual meeting to serve from the time of their election until the third annual meeting of stockholders following their election. Each director’s term shall continue until the election and qualification of his or her successor, or his or her earlier death, resignation, or removal. Any additional directorships resulting from an increase in the number of authorized directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.
The Board currently has nine members. There are three directors in Class II whose term of office expires in 2021: Roxanne S. Austin, Sameer K. Gandhi and Gerhard Watzinger. The Board has nominated Roxanne S. Austin, Sameer K. Gandhi and Gerhard Watzinger be elected as Class II directors at the Annual Meeting.
Each of the three nominees is currently a director of CrowdStrike. The nominees were recommended for election by the Nominating and Corporate Governance Committee of the Board and the Board has approved such recommendation. If elected at the Annual Meeting, the nominees would serve until the 2024 annual meeting and until their respective successors have been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.
Directors are elected by a plurality of the votes of the holders of shares present online at the meeting or represented by proxy and entitled to vote on the election of directors. The three nominees receiving the highest number of “FOR” votes will be elected.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NAMED NOMINEE.
Nominees for Director and Continuing Directors
The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of the nominees for director. In addition, following the biographies of the nominees are the biographies of Class I and Class III directors containing information regarding each director continuing to serve on the Board.
Among our nine directors, two self-identify as women, and two self-identify as individuals from underrepresented communities.

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Class II Nominees for Election for a Three-Year Term Expiring at the
2024 Annual Meeting
Chair Audit Committee	Roxanne S. Austin

Background
Ms. Austin, 60, has served on our board of directors since September 2018.
➢
Ms. Austin has served as President of Austin Investment Advisors, a private investment and consulting firm, since January 2004, and has also served as chair of the U.S. Mid-Market Investment Advisory Committee of EQT Partners, a private equity group.

➢
Ms. Austin currently serves on the boards of directors of Abbott Laboratories, a provider of pharmaceutical, medical devices, and nutritional products, AbbVie Inc., a biopharmaceutical company and Verizon Communications, a telecommunications company. She previously served on the board of directors of Teledyne Technologies Incorporated, an industrial conglomerate, LM Ericsson Telephone Company, a networking and telecommunications company, and Target Corporation, a department store retailer.

Education		Qualifications

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Ms. Austin holds a B.B.A. in Accounting from the University of Texas at San Antonio.

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Ms. Austin is a member of the California State Society of Certified Public Accountants and the American Institute of Certified Public Accountants.

Ms. Austin’s extensive management and operating experience with global companies in innovative industries, financial expertise including financial statements, corporate finance and accounting matters, and corporate governance experience make her instrumental to our Audit Committee and the Board as a whole.
Chair Compensation Committee	Sameer K. Gandhi

Background
Mr. Gandhi, 55, has served on our board of directors since August 2013.
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Mr. Gandhi is currently a partner for Accel, a venture capital firm which he joined in June 2008, where he focuses on consumer, software and services companies.

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Mr. Gandhi currently serves on the boards of directors of several privately-held companies.

Education		Qualifications

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Mr. Gandhi holds a B.S. and an M.S. in Electrical Engineering and an M.S. in Computer Science from the Massachusetts Institute of Technology and an M.B.A. from the Stanford Graduate School of Business.

The Board believes Mr. Gandhi’s extensive knowledge of our company and his experience as an investor, including more than twenty years of investing experience in cybersecurity companies and other technology and media companies that have significant worldwide operations, brings specific expertise to the Board and the Compensation Committee.

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Audit Committee	Gerhard Watzinger

Background
Mr. Watzinger, 60, has served as Chairman of our board of directors since April 2012.
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From April 2013 to September 2013, he served as the Chief Executive Officer for IGATE Corporation, an IT services company.

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Mr. Watzinger served as the Executive Vice President for Corporate Strategy and Mergers & Acquisitions of the McAfee business unit of Intel Corporation (“Intel”) a designer and manufacturer of digital technology platforms, until his resignation in March 2012.

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Mr. Watzinger joined Intel in February 2011 upon Intel’s acquisition of McAfee.

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Mr. Watzinger joined McAfee in November 2007 upon McAfee’s acquisition of SafeBoot Corporation, a global leader in data protection software, where he served as Chief Executive Officer from February 2004 to November 2007.

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He currently serves on the board of directors of Mastech Digital, Inc., a digital transformation and information technology services company, Absolute Software, a persistent software company and KnowBe4, a security awareness technology company.

Education		Qualifications
• Mr. Watzinger holds an advanced degree in Computer Science from the University of Applied Sciences in Munich.		Mr. Watzinger brings to the Board and the Audit Committee deep operational expertise in the cybersecurity and IT industries, including experience as a chief executive officer and board member of several information technology companies, as well as extensive perspective and operational insight as our current Chairman.
Continuing Directors
In addition to the director nominees, CrowdStrike has six other directors who will continue in office after the Annual Meeting with terms expiring in 2022 and 2023. The following includes a brief biography of each director composing the remainder of the Board with terms expiring as shown, with each biography including information regarding the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the applicable director should serve as a member of our Board.
Class III Directors Continuing in Office Until the 2022 Annual Meeting
Compensation Committee	Cary J. Davis

Background
Mr. Davis, 54, has served on our board of directors since July 2013.
➢
Mr. Davis is a Managing Director at Warburg Pincus, which he joined in October 1994, where he focuses on investments in the software and financial technology sectors.

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Prior to joining Warburg Pincus, he was Executive Assistant to Michael Dell at Dell Inc., a multinational computer technology company, and a consultant at McKinsey & Company, a worldwide management consulting firm.

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Mr. Davis currently serves on the boards of directors of Cyren Ltd., a cloud-based, internet security technology company, and several privately-held companies.

Education		Qualifications
• Mr. Davis holds a B.A. in Economics from Yale University and an M.B.A. from Harvard Business School.		Mr. Davis brings to the Board and the Compensation Committee extensive business and investment expertise and his knowledge of our company and our industry.

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George Kurtz

Background
Mr. Kurtz, 50, is one of our co-founders and has served as our President, Chief Executive Officer, and a member of our board of directors since November 2011.
➢
From October 2004 to October 2011, Mr. Kurtz served in executive roles at McAfee, Inc., a security technology company, including as Executive Vice President and Worldwide Chief Technology Officer from October 2009 to October 2011.

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In October 1999, Mr. Kurtz founded Foundstone, Inc., a security technology company, where he served as its Chief Executive Officer until it was acquired by McAfee, Inc. in October 2004.

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Since November 2017, he has also served as Chairman and as a board member for the CrowdStrike Foundation, a nonprofit established to support the next generation of talent and research in cybersecurity and artificial intelligence through scholarships, grants, and other activities.

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He also serves on the board of directors of Hewlett Packard Enterprise, an enterprise information technology company.

Education	Qualifications
• Mr. Kurtz holds a B.S. in Accounting from Seton Hall University. • Mr. Kurtz also holds a CPA license from the State of New Jersey with an inactive status.	The Board believes Mr. Kurtz provides valuable insight to the Board as a security industry pioneer with more than 27 years of experience in the security space, a technology business leader, and as an accomplished entrepreneur who has accumulated extensive perspective, operational insight, and expertise as our co-founder and Chief Executive Officer.
Nominating and Corporate Governance Committee	Laura J. Schumacher

Background
Ms. Schumacher, 57, has served on our board of directors since November 2020.
➢
Ms. Schumacher is currently the Vice Chairman, External Affairs and Chief Legal Officer of AbbVie, Inc., a role she has held since December 2018.

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Prior to that, Ms. Schumacher served as Executive Vice President, External Affairs, General Counsel and Corporate Secretary of AbbVie, Inc. since 2013.

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Prior to AbbVie’s separation from Abbott Laboratories, Ms. Schumacher served in various leadership positions at Abbott, including as Executive Vice President, General Counsel from 2007 to 2012.

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Ms. Schumacher currently serves on the board of directors of General Dynamics Corporation, the Board of Trustees for Ronald McDonald House Charities and the Notre Dame Law School Advisory Board.

Education	Qualifications
• Ms. Schumacher holds a B.B.A. from the University of Notre Dame and a J.D. from the University of Wisconsin at Madison.	Ms. Schumacher brings to the Board extensive experience with respect to risk management and the types of legal and regulatory risks facing public companies, as well as an important understanding of corporate governance matters and complex corporate transactions.

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Class I Directors Continuing in Office Until the 2023 Annual Meeting
Chair Nominating and Corporate Covernance Committee	Denis J. O’Leary

Background
Mr. O’Leary, 64, has served on our board of directors since December 2011. Mr. O’Leary has been a private investor since January 2016.
➢
From September 2009 to February 2016, he served as co-managing partner of Encore Financial Partners, Inc., a company focused on the acquisition and management of banking organizations.

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From June 1978 to April 2003, Mr. O’Leary was with JPM Chase & Co., an investment bank and financial services company, where he served in various executive roles, including Corporate Treasurer, CIO, and Head of Retail and Small Business Banking.

➢
Mr. O’Leary currently serves as chairman of the board of directors of Fiserv, Inc., a provider of financial services technology, and on the board of directors of Ventive, Inc., a privately held software company.

Education		Qualifications
• Mr. O’Leary holds a B.A. in Economics from the University of Rochester and an M.B.A. from New York University.		Mr. O’Leary brings to the Board and the Nominating and Corporate Governance Committee extensive investment and financial experience, executive experience with global businesses, and knowledge of our company.
Compensation Committee Nominating and Corporate Governance Committe	Joseph E. Sexton

Background
Mr. Sexton, 62, has served on our board of directors since March 2015. He has been a private investor since June 2017.
➢
From September 2016 to May 2017, he served as an Executive in Residence for the venture capital firms of Lightspeed Venture Partners and Greylock Partners, where he advised portfolio companies on sales strategy and execution.

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From December 2012 to April 2017, he served as President of Worldwide Field Operations of AppDynamics, Inc., an application intelligence software company.

➢
Prior to joining AppDynamics, Mr. Sexton was executive vice president of worldwide sales at McAfee. Mr. Sexton currently serves on the boards of directors of several privately-held companies.

Education		Qualifications
• Mr. Sexton holds a B.B.A. in Marketing from the University of Kentucky.		Mr. Sexton brings to the Board and its committees his extensive knowledge of our company, operational and global sales leadership experience in the software and cybersecurity industries, and his experience advising technology companies.

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Audit Committee	Godfrey R. Sullivan

Background
Mr. Sullivan, 67, has served on our board of directors since December 2017.
➢
From September 2008 to November 2015, he served as President and Chief Executive Officer of Splunk, Inc., a provider of machine data analytics software, and served on the board of directors of Splunk, Inc. from 2011 to 2019.

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From 2001 to 2004 he served as President and Chief Operating Officer, and from 2004 to 2007 as President, Chief Executive Officer and a member of the board of directors of Hyperion Solutions, an enterprise financial analytics company.

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Mr. Sullivan currently serves on the board of directors of RingCentral, Inc., a software-as-a-service solutions provider.

➢
He previously served on the board of directors of Citrix Systems, Inc., an enterprise software company, and Informatica Corporation, an enterprise data management company.

Education		Qualifications
• Mr. Sullivan holds a B.B.A. from Baylor University.		The Board believes his perspective and experience as a former chief executive officer of other publicly traded companies and his experience as an executive and as a member of the board of directors of other companies in the enterprise software industry benefits the Board and the Audit Committee.

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Information Regarding the Board of Directors and Corporate Governance
Independence of the Board of Directors
As required under Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board. Our Board consults with CrowdStrike’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Under the rules of Nasdaq, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees must be independent. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Compensation committee members must not have a relationship with us that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member. Additionally, audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the board of directors or a committee of the board, accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or be an affiliated person of the listed company or any of its subsidiaries.
Our Board has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning their background, employment and affiliations, including family relationships and as a result of this review, our Board determined that each of Roxanne S. Austin, Cary J. Davis, Sameer K. Gandhi, Denis J. O’Leary, Laura J. Schumacher, Joseph E. Sexton, Godfrey R. Sullivan and Gerhard Watzinger, representing eight of our nine directors, as well as Joseph P. Landy, who resigned from our board in June 2020, does not (or did not at the time of service) have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is (or was at the time of service) an “independent director” as defined under the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and the listing requirements and rules of Nasdaq. In making this determination, our Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.
Board Leadership Structure
Our Board has an independent Chair, Mr. Watzinger, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, as well as the authority to call special meetings of the stockholders. Accordingly, the Chair of the Board has substantial ability to shape the work of the Board. We believe that separation of the positions of the Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, we believe that having an independent Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, we believe that having an independent Chair can enhance the effectiveness of the Board as a whole. We believe that the leadership structure of our Board, including Mr. Watzinger’s role as Chair, as well as the strong independent committees of our Board is appropriate and enhances our Board’s ability to effectively carry out its roles and responsibilities on behalf of our stockholders.
Role of the Board in Risk Oversight
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, cybersecurity, legal and compliance, and reputational risks, in the pursuit and achievement of our strategic objectives. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day oversight and management of strategic, operational, legal and compliance, cybersecurity, and financial risks, while our Board, as a whole and assisted by its committees, has responsibility for the oversight of our risk management framework, which is designed to identify, assess, and manage risks to which our

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Company is exposed, as well as foster a corporate culture of integrity. Consistent with this approach, our Board regularly reviews our strategic and operational risks in the context of discussions with management, question and answer sessions, and reports from the management team at each regular board meeting. Our Board also receives regular reports on all significant committee activities at each regular board meeting and evaluates the risks inherent in significant transactions.
In addition, our Board has tasked designated standing committees with oversight of certain categories of risk management. Our Audit Committee assists our Board in fulfilling its oversight responsibilities with respect to risk assessment and risk management, including the Company’s policies and practices pertaining to financial accounting, investment, tax, and cybersecurity matters, and discusses with management the Company’s major financial risk exposures. Our Compensation Committee reviews and assesses risks arising from the Company’s employee compensation policies and practices and whether any such risks are reasonably likely to have a material adverse effect on the Company. The Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines and policies.
Our Board believes its current leadership structure supports the risk oversight function of the Board.
Family Relationships
There are no family relationships among the directors and executive officers.
Meetings of the Board of Directors
The Board met eleven times during fiscal 2021. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member. The Company’s directors are encouraged to attend our annual meetings of stockholders, but we do not currently have a policy relating to director attendance. Seven of our eight directors at the time attended our 2020 Annual Meeting of Stockholders.
Information Regarding Committees of the Board of Directors
The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.
Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence,” that each Audit Committee member meets the applicable rules for financial literacy under the rules and regulations of Nasdaq and the SEC, and that each member is free of any relationship that would impair that member’s individual exercise of independent judgment with regard to the Company. Our Board has also determined that Roxanne S. Austin qualifies as an “Audit Committee financial expert” as defined in the SEC rules and satisfies the financial sophistication requirements of Nasdaq.

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Audit Committee	Meetings in FY2021: 8
Members
➢ Roxanne S. Austin, Chair ➢ Godfrey R. Sullivan ➢ Gerhard Watzinger	Our Audit Committee is comprised of Roxanne S. Austin, Godfrey R. Sullivan, and Gerhard Watzinger, each of whom meets the requirements for independence under Nasdaq listing standards and SEC rules and regulations.
The Audit Committee is responsible for, among other things:

Principal Responsibilities
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selecting and hiring our independent registered public accounting firm;

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evaluating the performance and independence of our registered public accounting firm;

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approving the audit and pre-approving any non-audit services to be performed by our registered public accounting firm;

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reviewing the integrity of our financial statements and related disclosures and reviewing our critical accounting policies and practices;

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reviewing the adequacy and effectiveness of our internal control policies and procedures and our disclosure controls and procedures;

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overseeing procedures for the treatment of complaints on accounting, internal accounting controls or audit matters;

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reviewing and discussing with management and the independent registered public accounting firm the results of our annual audit, our quarterly financial statements and our publicly filed reports;

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establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;

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assessing and managing risks, including with respect to financial accounting, investment, tax, and cybersecurity matters;

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reviewing and approving in advance any proposed related-person transactions; and

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preparing the Audit Committee report that the SEC requires in our annual proxy statement.

Our Audit Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq. A copy of the charter for our Audit Committee is available on our website at ir.crowdstrike.com.
Report of the Audit Committee of the Board of Directors
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended January 31, 2021 with management of the Company. The Audit Committee has discussed with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with PricewaterhouseCoopers LLP the accounting firm’s independence.
Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2021.
Respectfully submitted by the members of the Audit Committee of the Board.
Roxanne S. Austin
Godfrey R. Sullivan
Gerhard Watzinger
This report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

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Compensation Committee	Meetings in FY2021: 8
Members
➢ Sameer K. Gandhi, Chair ➢ Cary J. Davis ➢ Joseph E. Sexton	Our Compensation Committee is comprised of Sameer K. Gandhi, Cary J. Davis, and Joseph E. Sexton, each of whom is a non-employee director and meets the requirements for independence under the current Nasdaq listing standards and SEC rules and regulations.
The Compensation Committee is responsible for, among other things:

Principal Responsibilities
•
determining, or recommending to the board for determination, the compensation of our executive officers, including our Chief Executive Officer;

•
overseeing and setting compensation for the members of our Board;

•
administering our equity compensation plans;

•
overseeing our overall compensation policies and practices, compensation plans, and benefits programs; and

•
reviewing management succession planning.

In addition, the Compensation Committee reviews with management the Company’s Compensation Discussion and Analysis.
Our Compensation Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq. A copy of the charter for our Compensation Committee is available on our website at ir.crowdstrike.com.

The Compensation Committee has also delegated authority to our Chief Executive Officer and Chief Financial Officer to grant equity awards to employees subject to certain limitations established from time to time by the Compensation Committee.
Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serves or served during fiscal 2021 as a director or member of the Compensation Committee (or other board committee performing equivalent functions) of any entity that has or had, at the relevant time, one or more executive officers serving on our Compensation Committee or our Board.
Nominating and Corporate Governance Committee	Meetings in FY2021: 4
Members
➢ Denis J. O’Leary, Chair ➢ Laura J. Schumacher ➢ Joseph E. Sexton	Our Nominating and Corporate Governance Committee is comprised of Denis J. O’Leary, Laura J. Schumacher, and Joseph E. Sexton, each of whom meets the requirements for independence under Nasdaq listing standards and SEC rules and regulations. During fiscal 2021, our former director Joseph P. Landy served on the Nominating and Governance Committee until his resignation in June 2020. Gerhard Watzinger served on the committee from June 2020 until November 2020. Laura J. Schumacher joined the committee in November 2020.
The Nominating and Corporate Governance Committee is responsible for, among other things:

Principal Responsibilities
•
evaluating and making recommendations regarding the composition, organization and governance of our Board and its committees;

•
reviewing and making recommendations with regard to our corporate governance guidelines and compliance with laws and regulations;

•
reviewing conflicts of interest of our directors and corporate officers and proposed waivers of our corporate governance guidelines and our code of business conducts and ethics; and

•
evaluating the performance of our Board and of our committees.

Our Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable Nasdaq listing standards. A copy of the charter for our Nominating and Corporate Governance Committee is available on our website at ir.crowdstrike.com.

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Considerations in Evaluating Director Nominees
Our Nominating and Corporate Governance Committee uses a variety of methods to identify and evaluate director nominees. In its evaluation of director candidates, our Nominating and Corporate Governance Committee considers the current size and composition, organization, and governance of our Board and the needs of our Board and the respective committees of our Board. Some of the qualifications that our Nominating and Corporate Governance Committee considers include, without limitation, issues of character, integrity, judgment, business experience, and diversity, and with respect to diversity, such factors as gender, race, ethnicity, differences in professional background, education, skill and other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the Board, potential conflicts of interest and other commitments. Nominees must also have the highest personal and professional ethics and the ability to offer advice and guidance to our Chief Executive Officer and other members of management based on proven achievement and leadership in the companies or institutions with which they are affiliated. Director candidates must understand the fiduciary responsibilities that are required of a member of our Board and have sufficient time available in the judgment of our Nominating and Corporate Governance Committee to perform all Board and committee responsibilities. Members of our Board are expected to prepare for, attend, and participate in all Board and applicable committee meetings. Our Nominating and Corporate Governance Committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.
Our Board conducts an annual evaluation of the performance of individual directors, the Board as a whole, and each of the Board’s standing committees, including an evaluation of the qualifications of individual members of the Board and its committees. The evaluation is conducted via a list of questions that are provided to each director. The results of the evaluation and any recommendations for improvement are provided orally to our Board and the other standing committees of the Board either by the Chair of the Board or our outside counsel.
The Nominating and Corporate Governance Committee considers the suitability of each director candidate, including current directors, in light of the current size and composition of our Board. Although we do not maintain a specific policy with respect to board diversity, our Board believes that our Board should be a diverse body, and our Nominating and Corporate Governance Committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, our Nominating and Corporate Governance Committee may take into account the benefits of diverse viewpoints. Our Nominating and Corporate Governance Committee also considers these and other factors as it oversees the annual director and committee evaluations. Our Nominating and Corporate Governance Committee also considers applicable laws and regulations, including those relating to gender diversity and representation from underrepresented communities. After completing its review and evaluation of director candidates, our Nominating and Corporate Governance Committee recommends to our full Board the director nominees for election.
Stockholder Nominations to the Board of Directors
The Nominating and Corporate Governance Committee will consider director candidates nominated by stockholders so long as such nominations comply with our amended and restated certificate of incorporation, amended and restated bylaws, and applicable laws, rules and regulations that govern stockholders making nominations. Our Nominating and Corporate Governance Committee will evaluate such candidates in accordance with its charter, our amended and restated bylaws and our policies and procedures for director candidates, as well as the regular director nominee criteria described above. There is no difference in the evaluation process of a candidate recommended by a stockholder as compared to the evaluation process of a candidate identified by any of the other means described above. This process is designed to ensure that our Board includes members with diverse backgrounds, skills, and experience, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to nominate a candidate to our Board should contact the Secretary—Proxy at CrowdStrike Holdings, Inc., 150 Mathilda Place, Suite 300, Sunnyvale, California 94086. To be timely for the 2022 Annual Meeting of Stockholders, nominations must be received by our Secretary observing the same deadlines for stockholder proposals discussed below under “Questions and Answers about these Proxy Materials and Voting — When are stockholder proposals and director nominations due for next year’s annual meeting?”
Stockholder Communications with the Board of Directors
Our relationship with our stockholders is an important part of our corporate governance program. Engaging with our stockholders helps us to understand how they view us, to set goals and expectations for our performance, and to identify emerging issues that may affect our strategies, corporate governance, compensation practices or other aspects of our operations. Our stockholder and investor outreach includes investor road shows, analyst meetings, and investor conferences and meetings. We also communicate with stockholders and other stakeholders through various media, including our annual report and SEC filings, proxy statement, news releases and our website. Our conference calls for quarterly earnings releases are open to all. These calls are available in real time and as archived webcasts on our website for a period of time.

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Interested parties wishing to communicate with non-management members of our Board may do so by writing and mailing the correspondence to Secretary—Proxy at CrowdStrike Holdings, Inc., 150 Mathilda Place, Suite 300, Sunnyvale, California 94086. Each communication should set forth, as relevant (i) the name and address of the stockholder, as it appears on our books, and if the shares of our common stock are held by a nominee, the name and address of the beneficial owner of such shares, and (ii) the class and number of shares of our common stock that are owned of record by the record holder and beneficially by the beneficial owner. Our legal department, in consultation with appropriate members of our Board as necessary, will review all incoming communications and, if appropriate, such communications will be forwarded to the appropriate member or members of our Board, or if none are specified, to the Chair of our Board. Communications are distributed to the Board, or to any individual director as appropriate depending on the facts and circumstances outlined in the communication. In that regard, the Board has requested that certain items which are unrelated to the duties and responsibilities of the Board should be excluded. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-management director upon request. Every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our Board has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates, including independence standards, and corporate governance policies and standards applicable to us in general. In addition, our Board has adopted a Code of Business Conduct and Ethics that applies to all our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics is posted on our website at ir.crowdstrike.com. We will post amendments to our Code of Business Conduct and Ethics or any waivers of our Code of Business Conduct and Ethics for directors and executive officers on the same website or in filings under the Exchange Act.
Corporate Responsibility
CrowdStrike believes creating positive, global impact begins with us and that starts with our responsibility to our customers because protecting our customers means protecting the integrity and securing the infrastructure of businesses across the globe. It not only requires strengthening our commitment to fighting adversaries every single day but the courage to hold ourselves accountable to being the change we want to see in the world.
Our corporate responsibility efforts are led by our executive leadership team and are reviewed by the Nominating and Corporate Governance Committee of our Board of Directors. We are proud to earn recognition for our efforts through accolades such as being named to the 2021 Fortune Magazine & Great Place to Work 100 Best Companies to Work For list, being named a 2020 Best Company for Dads by Working Mother Media, and receiving a perfect score on the Human Rights Campaign 2021 Corporate Equality Index.
Sustainability
As a remote-first organization, we can hire the best and the brightest wherever they are. This helps reduce our environmental footprint by decreasing long commutes and the impact that comes with operating a large number of physical offices. We have focused our efforts for CrowdStrike data centers with environmental considerations in mind. We have chosen locations with more sustainable power with a lower carbon footprint. We also have chosen servers whenever possible with lower power demands and we adjust power to our servers based on demand to minimize energy utilized. We are working to systematize our metrics and reporting to ensure we are following best practices and so we can measure our impact over time. We are also developing additional plans to optimize our carbon footprint and are working with the Carbon Fund to reduce our business travel footprint by providing funds to offset the environmental impact of business flights.
Diversity and Inclusion
We are striving to build a balanced workforce that reflects the world around us and make our products and services accessible to all by promoting diversity, not only in the workplace, but also among our suppliers and community. We believe a diverse, equitable, and inclusive culture fuels creative excellence and innovation, helping people achieve their best work. We continue to advance our efforts to build an equitable workplace, which we prioritize as part of CrowdStrike’s mission and organization. We strive to create an environment where everyone feels seen, heard, and empowered to succeed. Through employee resource groups, internal development programs, allyship training, speaker series, and networking opportunities, we are empowered to come together to create a workplace that reflects the diverse

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communities around us. Setting a diverse workforce up for success requires a commitment to the practices of inclusion in everything we do. What a practice of inclusion means to us is that we are creating an environment and providing tools that help our people understand how to actively involve every employee’s ideas, knowledge, perspectives, approaches, and styles and how to engage all of our people via a mindful approach to organizational design and experiences that feels accessible and relevant to everyone.
Additionally, CrowdStrike is proud to use small business vendors, as well as minority, women, veteran and LGBTQ owned suppliers.
Accessibility
CrowdStrike takes accessibility of its products very seriously, with a dedicated accessibility specialist on staff as part of a program of continuous education on accessible design and engineering for those working on our customer-facing user-interfaces with a focus on screen reader compatibility for visually impaired users and color/contrast configurability to optimize our experience for various classes of color-blindness. In addition to some automated accessibility compliance testing as part of our continuous integration and deployment flow, our quality assurance team is also trained and equipped to assist with testing for accessibility. The majority of our product portfolio is Web Content Accessibility Guidelines 2.0-AA / Section 508 compliant and we intend to continue to invest in improving the accessibility of our products for differently abled users.
Governance
We strive to maintain the high governance standards. Our commitment to effective corporate governance is illustrated by the following practices:
•
Eight out of nine of our directors are independent.

•
The Chairperson of our Board is independent.

•
All of our board committees are comprised of independent directors.

•
Our Board and board committees perform annual self-assessments.

•
The leadership structure of our Board is reviewed annually.

•
Our independent directors regularly meet in executive session.

•
Our Board and board committees may hire outside advisors independently of management.

•
Our insider trading policy contains anti-hedging and anti-pledging provisions.

•
We have not adopted a “poison pill” shareholder rights plan.

Data Privacy and Protection
At CrowdStrike, we are in the business of data protection. We believe that cybersecurity is fundamental to data protection, and proper data protection is critical for all. We stop breaches and understand profoundly how critical cybersecurity is, not only to compliance but to protecting privacy.
This is why we:
•
Incorporate Privacy-by-Design into the development of our offerings.

•
Provide strong data protection commitments to our customers in our Global Data Protection Agreement.

•
Require annual privacy training for all of our employees.

•
Provide data processing transparency through our offerings and customer documentation.

•
Mandate strict privacy commitments from our vendors and suppliers.

•
Incorporate privacy considerations into our technology strategy and business decisions.

More information about our privacy practices can be found in our privacy notice on our website at: https://www.crowdstrike.com/privacy-notice/.

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Securing our Future
We are committed to protecting local and global communities by investing in programs that keep our industry secure, help advance important causes and that nurture the next generation of talent. Established in 2017, the CrowdStrike Foundation funds a variety of scholarships, grants and research programs to help develop the next generation of talent and resources in cybersecurity and artificial intelligence (“AI”) across the globe. Major programs of the CrowdStrike Foundation include:
•
NextGen Scholarship Program for undergraduate and graduate students studying cybersecurity and/or AI.

•
Partnering with organizations like the Thurgood Marshall College Fund to provide scholarships and financial assistance to students attending historically black colleges and universities.

•
Investment in strategic partnerships and memberships to support the development and advancement of women and underrepresented groups, such as Catalyst, the Society of Women Engineers, Women in CyberSecurity, Black Girls Code, Arkwright Scholars, and more.

•
Pro bono security software protection for nonprofit and nongovernmental organizations.

•
Paid time off for the CrowdStrike Gives Back community outreach program to support local communities through philanthropy, volunteering, and other activities.

You can learn more about the CrowdStrike Foundation at https://www.crowdstrike.org/.

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Director Compensation
The Compensation Committee evaluates the appropriate level and form of compensation for non-employee directors and recommends compensation changes to the Board of Directors when appropriate. There were no changes to the Outside Director Compensation Policy in fiscal 2021. The following table reflects certain information with respect to the compensation of all non-employee directors of the Company for fiscal 2021.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	All Other Compensation ($)(2)	Total Compensation ($)
Roxanne S. Austin	50,000	189,906	-	10,750	250,656
Cary J. Davis	35,500	189,906	-	-	225,406
Sameer K. Gandhi	43,500	189,906	-	-	233,406
Joseph P. Landy(3)	17,000	-	-	-	17,000
Denis O’Leary	37,500	189,906	-	-	227,406
Laura J. Schumacher(4)	8,500	557,326	-	-	565,826
Joseph E. Sexton	39,500	189,906	-	15,400	244,806
Godfrey R. Sullivan	39,500	189,906	-	-	229,406
Gerhard Watzinger	59,500	189,906	-	11,580	260,986

(1)
The amounts in this column reflect the grant date fair values of the restricted stock units granted to our non-employee directors during fiscal 2021, calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The actual value, if any, realized by our non-employee directors for these awards is a function of the value of the shares if and when they vest. For additional information on how we account for equity-based compensation, see Note 10 to our audited consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2021, which was filed with the SEC on March 18, 2021.

(2)
Each entry represents the value of health insurance benefits provided to the respective director during the fiscal year.

(3)
Mr. Landy resigned from the Board of Directors effective as of June 30, 2020.

(4)
Ms. Schumacher joined the Board of Directors and also became a member of the Nominating and Governance Committee effective as of November 30, 2020.

As of January 31, 2021, the aggregate number of shares subject to outstanding equity awards held by our non-employee directors was:
Name	Shares Underlying Stock Awards(1)	Shares Underlying Options(2)
Roxanne S. Austin	42,254	127,188
Cary J. Davis	1,785	-
Sameer K. Gandhi	1,785	-
Joseph P. Landy(3)	-	-
Denis O’Leary	1,785	-
Laura J. Schumacher(4)	3,636	-
Joseph E. Sexton	1,785	-
Godfrey R. Sullivan	1,785	84,792
Gerhard Watzinger	1,785	-

(1)
Each entry represents the number of shares underlying any outstanding unvested restricted stock unit award.

(2)
Each entry represents the aggregate number of any shares underlying unexercised options and any unvested shares acquired upon early exercise of options.

(3)
Mr. Landy resigned from the Board of Directors effective as of June 30, 2020.

(4)
Ms. Schumacher joined the Board of Directors and also became a member of the Nominating and Corporate Governance Committee effective as of November 30, 2020.

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Under our Outside Director Compensation Policy (the ”Policy”), our non-employee directors receive equity awards and cash retainers as compensation for service on our Board and its committees. This Policy is intended to enable us to attract qualified directors, provide them with compensation at a level that is consistent with our compensation objectives and, in the case of equity-based compensation, align their interests with those of our stockholders.
Under this Policy, non-employee directors receive the following annual cash retainers, payable in quarterly installments:
•
Non-executive board chair: $20,000

•
Board member: $30,000

•
Audit committee chair: $20,000

•
Audit committee member: $9,500

•
Compensation committee chair: $13,500

•
Compensation committee member: $5,500

•
Nominating and corporate governance committee chair: $7,500

•
Nominating and corporate governance committee member: $4,000

Non-employee directors also receive equity-based compensation in the form of RSUs with respect to shares of Class A common stock granted pursuant to our Amended and Restated 2011 Equity Incentive Plan (“2011 Plan”) and our 2019 Equity Incentive Plan (“2019 Plan”).
Each non-employee director joining the board will be automatically granted the following awards upon first joining our Board:
•
an initial RSU award with a value of $375,000, vesting annually over three years, subject to continued service on the Board; plus

•
an annual RSU award with a value of $190,000, pro-rated based on the director’s length of service prior to the next annual meeting of stockholders. This award will vest on the earlier of (i) the date of the next annual meeting of stockholders held after the director first joins the board or (ii) the date on which the other directors’ annual awards described below for such year vest, subject to continued service on the Board.

On the day of the Annual Meeting, each continuing non-employee director will be granted:
•
an annual RSU award with a value of $190,000, vesting in full on the earlier of (i) the one-year anniversary of the date of grant or (ii) the date of the next annual meeting of stockholders held after the date of grant, in each case, subject to continued service on the Board.

In the event of a change in control (as defined under the 2019 Plan), all of our non-employee directors’ equity awards will become fully vested, subject to such non-employee director’s continuous service through the date of such change in control.
In addition, we reimburse all our directors for their reasonable travel expenses incurred in attending meetings of our Board or committees as well as pre-approved out of pocket expenses to attend director continuing education events. Our non-employee directors may also be eligible to receive other compensation and benefits, including reasonable personal benefits and perquisites such as health insurance coverage, as determined by us from time to time.
Our 2019 Plan contains maximum limits, which were approved by our stockholders prior to our 2019 Plan becoming effective, on the aggregate amount of cash compensation and equity awards that can be paid, issued or granted to each of our non-employee directors in any fiscal year, but those maximum limits do not reflect the intended size of any potential payments or grants or a commitment to make any payments or equity award grants to our non-employee directors in the future, other than as set forth in the Policy.

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Proposal 2
Ratification of Selection of Independent Registered Public Accounting Firm
The Audit Committee of the Board has selected PricewaterhouseCoopers LLP as CrowdStrike’s independent registered public accounting firm for the fiscal year ending January 31, 2022 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company’s financial statements since 2016. Representatives of PricewaterhouseCoopers LLP are expected to be present during the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither the Company’s Amended and Restated Bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of CrowdStrike and its stockholders.
The affirmative “FOR” vote of a majority of the votes cast on the matter is required to ratify the selection of PricewaterhouseCoopers LLP. Abstentions will not be counted as votes cast.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to CrowdStrike for the fiscal years ended January 31, 2021 and January 31, 2020, by PricewaterhouseCoopers LLP, CrowdStrike’s principal accountant.
	Fiscal Year (in thousands)
	2021	2020
Audit Fees (1)	$3,394	$2,069
Audit-related Fees (2)	281	50
Tax Fees (3)	985	230
All Other Fees (4)	5	4
Total Fees	$4,665	$2,353

(1)
“Audit Fees” consist of fees for professional services rendered in connection with the audit of our annual consolidated financial statements, including audited financial statements presented in our Registration Statement on Form S-1 filed with the SEC in connection with our initial public offering (only with respect to the fiscal year ended January 31, 2020), audited financial statements presented in our annual report on Form 10-K, review of our quarterly financial statements presented in our quarterly reports on Form 10-Q and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)
“Audit-related Fees” consist of aggregate fees for accounting consultations and other services that were reasonably related to the performance of audits or reviews of our consolidated financial statements and were not reported above under “Audit Fees.” This category includes fees related to the performance of audits and attest services not required by statute or regulations, due diligence related to mergers, acquisitions, and investments, and accounting consultations about the application of generally accepted accounting principles to proposed transactions.

(3)
“Tax Fees” consist of tax return preparation, international and domestic tax studies, consulting and planning.

(4)
“All Other Fees” consist of the cost of a subscription to an accounting research tool.

All fees described above were pre-approved by the Audit Committee.

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Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
The Audit Committee has determined that the rendering of services other than audit services by PricewaterhouseCoopers LLP is compatible with maintaining the principal accountant’s independence.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS CROWDSTRIKE’S
INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING JANUARY 31, 2022.

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Proposal 3
Advisory Vote on the Compensation of Named Executive Officers
We have previously filed our proxy statement under the reduced reporting rules applicable to emerging growth companies. As of the close of fiscal 2021, we ceased to be an emerging growth company and, therefore, we are required by Section 14A of the Exchange Act to offer our stockholders an opportunity to cast an advisory vote to approve the compensation of our named executive officers, as disclosed in this proxy statement, pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010 (commonly referred to as a “say-on-pay” vote). Although the vote is nonbinding, we value continuing and constructive feedback from our stockholders on executive compensation and other important matters. The Board and the Compensation Committee will consider the voting results when making future compensation decisions.
As described under the heading “Compensation Discussion and Analysis” in this proxy statement, the primary objective of our executive compensation program is to retain and motivate our core team of highly qualified executives, including our named executive officers, and align their compensation with our business objectives and with the interests of our stockholders.
The Board encourages our stockholders to read the disclosures set forth in the “Compensation Discussion and Analysis” section of this proxy statement to review the correlation between compensation and performance, as well as compensation actions taken in fiscal 2021. The Board believes that our executive compensation program effectively aligns executive pay with our performance and results in the attraction and retention of talented executives who are critical to our success.
Accordingly, the Board recommends that our stockholders vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion, is hereby APPROVED on an advisory basis.”
The compensation of our named executive officers, to be approved on an advisory, non-binding basis, requires the affirmative “FOR” vote of a majority of the votes cast to be approved. Abstentions will not be counted as votes cast. Because the vote is advisory, it is not binding on management or the Board. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Compensation Committee and the Board intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements. Your vote will serve as an additional tool to guide the Compensation Committee and the Board in continuing to improve the alignment of our executive compensation programs with business objectives and performance and with the interests of our stockholders.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADVISORY VOTE TO APPROVE OUR NAMED EXECUTIVE OFFICER COMPENSATION.

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Executive Compensation Discussion and Analysis
Overview
This Compensation Discussion and Analysis describes our executive compensation philosophy, process, objectives and the elements of our compensation program for our “named executive officers” (“NEOs”) for fiscal 2021, and provides the context for understanding and evaluating the compensation information contained in the tables and related disclosures that follow. Our NEOs for fiscal 2021 are listed in the table below.
Name	Position
George Kurtz	Chief Executive Officer, President and Director
Burt Podbere	Chief Financial Officer
Colin Black	Chief Operating Officer
Shawn Henry	President, CrowdStrike Services and Chief Security Officer
Michael Carpenter	President, Global Sales and Field Operations

Health and Welfare Benefits	32
Perquisites and Other Personal Benefits	32
Offer Letters & Employment Arrangements	32
Anti-Hedging and Pledging Policy	33
Tax and Accounting Considerations	33
Compensation Risk Assessment	33
Compensation Committee Report	34

Executive Summary
Compensation Philosophy and Objectives
Our executive compensation program is designed to (i) attract, retain and motivate top-level talent who possess the skills and leadership necessary to grow our business, (ii) provide compensation packages that are competitive with market practice and drive and reward the achievement of our business objectives; (iii) closely align the interests of our NEOs with those of our stockholders by linking pay to performance to produce sustainable, long-term value growth for our stockholders and (iv) utilize a balance of short-term and long-term performance measures that serve as meaningful inputs to value creation and reward outperformance.
At the core of our compensation philosophy, we aim to provide a compensation package to each of our NEOs that emphasizes pay-for-performance, and that is both externally competitive to the market and internally equitable within our organization. We believe that a performance-based culture is crucial to our growth and success, and our compensation program is designed to foster these core beliefs.
Our executive compensation program design includes a mix of three key compensation elements—(i) base salary, (ii) short-term cash incentive awards and (iii) long-term equity incentive awards. In determining the amount of each compensation element awarded to our NEOs, our Compensation Committee looks at each NEO’s overall compensation package, as well as the amount of each compensation element for the NEO relative to both internal and external pay to determine whether such amounts and the overall mix of elements for the NEO’s role further the principles and objectives of our executive compensation program.
Consistent with our pay-for-performance philosophy, and to ensure our NEOs’ interests are closely aligned with those of our stockholders, a substantial portion of our NEOs’ compensation is awarded in the form of variable, “at-risk” risk short-term and long-term incentive awards that pay out based on achievement of rigorous, pre-established corporate and financial performance goals that place an emphasis on “top-line” revenue growth. A significant portion of this “at-risk” compensation is granted in the form of equity incentive awards, the realized

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value of which bears a direct relationship to our stock price. Additionally, beginning in fiscal 2021, we deliver one-third of each of our NEOs’ equity compensation in the form of performance stock units, further strengthening our NEOs’ long-term alignment with the interests of our stockholders.
The Compensation Committee annually reviews and analyzes market trends and adjusts the design and operation of our executive compensation program from time to time as it deems necessary and appropriate. While the Compensation Committee considers a multitude of factors in its deliberations, it places no formal weighting on any one factor. As we continue to transition from a newly public company to a more mature public company, the Compensation Committee will evaluate our executive compensation program to ensure that it continues to align with our compensation philosophy and objectives and fuels future growth of the Company.
Fiscal 2021 Business Highlights1
In fiscal 2021, we delivered another strong year of financial performance and execution. Highlights from fiscal 2021 include:
•
Annual recurring revenue (“ARR”)2 increased 75% as compared to our fiscal year ended January 31, 2020 (“fiscal 2020”), and grew to $1.05 billion as of January 31, 2021, of which $449.6 million was net new ARR added in the year.

•
Total revenue grew 82% as compared to fiscal 2020 to reach $874.4 million and subscription revenue grew 84% as compared to fiscal 2020 to reach $804.7 million.

•
Added 4,465 net new subscription customers, bringing our total customer count to 9,896 subscription customers as of January 31, 2021, representing 82% growth as compared to fiscal 2020.

•
Increased customer module adoption: our subscription customers that have adopted four or more modules, five or more modules and six or more modules increased to 63%, 47%, and 24%, respectively, as of January 31, 2021.

•
Improved GAAP subscription gross margin to 77% and non-GAAP subscription gross margin to 79%.

•
Generated strong cash from operations of $356.6 million and free cash flow of $292.9 million.

Fiscal 2021 Executive Compensation Highlights
The Compensation Committee has structured our executive compensation program to ensure that our NEOs are compensated in a manner that delivers pay for sustainable performance, is consistent with competitive pay practices and aligns compensation with stockholder interests. The following are highlights of key compensation actions that were taken with respect to our NEOs for fiscal 2021:
•
First Refresh of Our NEOs’ Equity Awards Since our IPO, Including Performance-Based Equity Awards. In connection with its assessment of our long-term equity incentive program and the overall retentive value of our NEOs’ existing unvested equity incentive awards, the Board, upon recommendation of the Compensation Committee, granted each of our NEOs equity incentive awards in early fiscal 2021, two-thirds of which were granted in the form of service-vesting restricted stock units (RSUs) and one-third of which was granted in the form of performance-vesting restricted stock units (PSUs), which such PSUs vest based on achievement of a rigorous revenue growth performance goal for fiscal 2021. The aggregate target grant date award value was $15.0 million for Mr. Kurtz and $9.0 million for our other NEOs. The equity awards granted to our NEOs in early fiscal 2021 were the first meaningful refresh of their equity incentive awards since prior to our IPO, and the grant of PSUs to our NEOs for the first time in fiscal 2021 reflects our commitment to designing an executive compensation program that emphasizes pay-for-performance. Going forward, we anticipate that the Compensation Committee or the Board will approve the grant of equity incentive awards to our NEOs on an annual basis in the first quarter of each fiscal year. For more information on the equity incentive awards granted to the NEOs in fiscal 2021, please see the section entitled “Analysis of Fiscal 2021 Compensation—Long-Term Equity Incentive Compensation” below.

•
CEO Annual Bonus No Longer Discretionary: Prior to fiscal 2021, Mr. Kurtz participated in a discretionary bonus plan established for him by the Compensation Committee. However, in order to further enhance the pay-for-performance nature of our executive compensation program, commencing in fiscal 2021, Mr. Kurtz ceased participation in this discretionary bonus program and instead became eligible to participate in the Company’s Corporate Incentive Plan, a formulaic performance-based cash bonus plan that provides for the payment of cash bonuses based on achievement of pre-established Company ARR goals on a quarterly basis. For more information on the cash incentive awards granted to Mr. Kurtz and our other NEOs in fiscal 2021, please see the section entitled “Analysis of Fiscal 2021 Compensation—Cash Incentive Awards” below.

1
A reconciliation of GAAP to non-GAAP financial measures is provided in Appendix A.

2
ARR is calculated as the annualized value of our customer subscription contracts as of the measurement date, assuming any contract that expires during the next 12 months is renewed on its existing terms. To the extent that we are negotiating a renewal with a customer after the expiration of the subscription, we continue to include that revenue in ARR if we are actively in discussion with such an organization for a new subscription or renewal, or until such organization notifies us that it is not renewing its subscription.

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Executive Compensation Practices
Our executive compensation program incorporates the following corporate governance best practices designed to protect the interests of our stockholders and are consistent with high standards of risk management. As we continue to transition from a newly public company to a more mature public company, we will continue to evaluate our compensation program relative to our market peers.
What We Do	What We Don’t Do

Pay-for-Performance Philosophy. We align pay and performance by awarding a substantial portion of the compensation paid to our executives in the form of variable, “at-risk” performance-based compensation linked to achievement of rigorous performance goals.

No Special Executive Retirement Plans. We do not offer pension arrangements or retirement plans or arrangements with our NEOs that are different from or in addition to those offered to our other employees.

Balanced Short-Term and Long-Term Compensation. We grant compensation that discourages short-term risk taking at the expense of long-term results.	No Excise Tax “Gross-Ups”. We do not provide any “gross-ups” for excise taxes that our employees might owe as a result of the application of Sections 280G or 4999 of the IRC.
Maintain an Independent Compensation Committee. Our Compensation Committee is comprised solely of independent directors with extensive industry experience.
No “Single-Trigger” Change in Control Arrangements. Since the time of our IPO, we have not provided for “single-trigger” acceleration of compensation or benefits solely upon a change in control for our NEOs.

Maintain an Independent Compensation Committee Advisor. The Compensation Committee engages its own independent compensation consultant.	No Excessive Perks. We generally do not provide any excessive perquisites to our NEOs.

Conduct Annual Compensation Review. The Compensation Committee conducts a review at least annually of our executive compensation philosophy and strategy, including a review of the compensation peer group used for comparative purposes.
Do Not Permit Hedging. We prohibit employees, including our NEOs, from hedging CrowdStrike securities.

Perform Annual Compensation-Related Risk Assessment. We have strong risk and control policies, we take risk management into account in making executive compensation decisions, and we conduct an annual risk assessment of our executive and broad-based compensation programs to promote prudent risk management.

Do Not Permit Pledging. We prohibit employees, including our NEOs, from pledging CrowdStrike securities without the consent of our Legal Department. No CrowdStrike securities beneficially owned by employees, including our NEOs, are pledged.

Executive Compensation Process
Role of the Compensation Committee and the Board
The Compensation Committee, which is comprised entirely of independent directors, establishes our overall compensation philosophy and objectives, and is responsible for establishing, overseeing and evaluating our executive compensation program. The Compensation Committee reviews and assesses whether our executive compensation program aligns with our compensation philosophy and objectives, and approves the specific compensation of our NEOs, other than (i) equity grants to our NEOs, and (ii) the compensation of our CEO, where the Compensation Committee makes recommendations to our Board, typically during the first quarter of our fiscal year. Following such recommendation, and after discussion with the members of the Compensation Committee regarding their assessment and recommendations, the Board makes the final determination of our CEOs’ compensation and approves equity grants to our NEOs.
Role of Management
The Compensation Committee consults with members of our management team, including our CEO and our human resources, finance and legal professionals when making compensation decisions. Our CEO works closely with the Compensation Committee and provides the Compensation Committee with performance assessments and compensation recommendations for each NEO other than himself, based on each NEO’s level of performance and corporate performance, retention risk and taking into consideration market practices. While the Compensation Committee considers our CEO’s recommendations, the Compensation Committee ultimately uses its own business judgment and experience in approving, or making recommendations to the Board where applicable, regarding individual compensation elements and the amount of each element for our NEOs. Our CEO recuses himself from all determinations regarding his own compensation.

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Role of Compensation Consultant
Pursuant to its charter, the Compensation Committee has the authority to engage its own legal counsel and other advisors, including compensation consultants, to assist in carrying out its responsibilities. The Compensation Committee is directly responsible for the appointment, compensation and oversight of the work of any such advisor and has sole authority to approve all such advisors’ fees and other retention terms.
Pursuant to this authority, for fiscal 2021, the Compensation Committee engaged Compensia, Inc. (“Compensia”) to provide independent advice on matters relating to our executive compensation program, including information regarding competitive market practices, assessments and trends and advice relating to the design and structure of our executive compensation program. Compensia also updates the Compensation Committee on corporate governance and regulatory issues and developments. A representative of Compensia attends meetings of the Compensation Committee as requested and also communicates with the Compensation Committee chair outside of meetings. The Compensation Committee may replace its compensation consultant or hire additional advisors at any time. Compensia has not provided any other services to us and has received no compensation other than with respect to the services described below.
The Compensation Committee has evaluated Compensia’s independence by considering the requirements adopted by Nasdaq and the SEC, and has determined that its relationship with Compensia does not raise any conflict of interest. As part of the Compensation Committee’s determination of Compensia’s independence, it received written confirmation from Compensia addressing these factors and supporting the independence determination.
Peer Group
For purposes of comparing our executive compensation program against the competitive market, the Compensation Committee reviews and considers the compensation levels and practices of a specified group of peer companies. The Compensation Committee, with the assistance of Compensia, developed and approved the following compensation peer group for purposes of understanding the competitive market for executive talent for the purposes of fiscal 2021 compensation decisions:
Fiscal 2021 Peer Group Companies
Alarm.com	Five9	Rapid7
Alteryx	FourScout Tech	SmartSheet
Anaplan	Hubspot	Trade Desk
Carbon Black	MongoDB	Varonis Systems
Cloudera	New Relic	Workiva
Coupa Software	Okta	Zendesk
Elastic N.V.	Qualys	Zscaler
The companies in this compensation peer group were selected on the basis of their similarity to us in terms of industry and financial characteristics, as determined using the following criteria:
•
similar size, as measured by revenue and market capitalization;

•
similar industry, business model and/or product;

•
headquartered in the United States and traded on a major stock exchange;

•
preference for high annual revenue growth companies; and

•
preference for “software-as-a-service” (SaaS) and internet/network security software companies and companies who completed an IPO prior to 2019 and on or around the time of our IPO.

The Compensation Committee reviews our compensation peer group at least annually and makes adjustments to its composition as necessary or appropriate, taking into account changes in both our business and the businesses of the companies in the compensation peer group.
Compensation-Setting Process and Competitive Positioning
When determining recommendations for our NEOs’ fiscal 2021 compensation levels, the Compensation Committee reviewed base salary, target annual incentive compensation opportunity, target total short-term compensation (i.e., base salary plus target incentive opportunity),

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annual long-term incentive, and total direct compensation values for our NEOs and those of similarly situated executives of our compensation peer group. Compensia provided data at the 25th, 50th, 60th, and 75th percentiles for such compensation, which our Compensation Committee used as a reference. In addition, in connection with its assessment of annual long-term incentives to be granted to our NEOs, the Compensation Committee reviewed the overall retentive value of our NEOs’ existing unvested equity incentive awards on both a stand-alone basis. The Compensation Committee considers such data relevant to, but not determinative of, its consideration of overall executive compensation matters. The Compensation Committee does not benchmark any compensation element to a specific percentile, and the Compensation Committee instead establishes our NEOs’ compensation at levels it deems appropriate after considering other factors, including each of our NEOs’ contributions, our short-term and long-term objectives, retention considerations and prevailing market conditions.
Analysis of Fiscal 2021 Compensation
Compensation Elements
Our executive compensation program for fiscal 2021 generally consisted of the following primary elements:
Compensation Element	What this Element is	What this Element Rewards	Purpose and Key Features of Element
Base Salary	• Fixed cash base salary payments	• Individual performance • Level of experience and responsibility • Expected future performance and contributions
•
Provides certainty and predictability to meet ongoing living and other financial commitments

•
Provides competitive level of fixed compensation to support talent attraction and retention

•
Salaries should be sufficient so that inappropriate risk-taking is not encouraged

Annual Incentive Awards	• Variable cash incentive awards paid under our Corporate Incentive Program (for Messrs. Kurtz, Podbere and Black) or our Commission Program (for Messrs. Henry and Carpenter)	• Achievement of pre-established short-term goals	• Motivates NEOs to achieve or exceed short-term business objectives that drive growth of the Company • Link pay and performance
Long-Term Incentive Awards	• Equity awards granted 2/3 in the form of RSUs and 1/3 in the form of PSUs	• Achievement of specified corporate financial objectives designed to enhance long-term stockholder value	• Promotes the retention of our NEOs • Closely aligns our NEOs’ interests with those of our stockholders by focusing on the creation and maintenance of long-term stockholder value
Our executive compensation philosophy provides a compensation structure which pays base salaries to our NEOs that represent a relatively small percentage of their total compensation, while offering them the opportunity to earn a significant portion of their compensation in the form of variable compensation (i.e., annual cash bonuses and long-term equity incentive awards).
Each of the above-described compensation elements for our NEOs for fiscal 2021 is discussed in detail below, including a description of the particular element and how it fits into our overall executive compensation philosophy and objectives.
Base Salary
We believe that a competitive base salary is a necessary element of our executive compensation program in order to attract and retain top performing senior executives, including our NEOs. Base salaries provide a fixed source of compensation to our NEOs, allowing them a modest degree of certainty relative to the significant portion of their compensation that is based on performance or dependent on our stock price.

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Base salaries for our NEOs are also intended to be competitive with those received by other individuals in similar positions at the companies with which we compete for talent, as well as equitable internally across our executive team.
The Compensation Committee reviews the base salaries of our NEOs annually and makes adjustments to base salaries as it determines to be necessary or appropriate. To the extent base salaries are adjusted, the amount of any such adjustment would reflect a review of competitive market data, consideration of relative levels of pay internally, individual performance of the executive, and any other circumstances that the Compensation Committee determines are relevant.
In early fiscal 2021, the Compensation Committee reviewed the base salaries of our NEOs, taking into consideration a competitive market analysis performed by Compensia, which included a review of the market data of the compensation peer group for our executive officer positions, as well as broader technology company survey data and an evaluation of how the compensation we pay our executive officers compares both to our performance and to our peers. The Compensation Committee also considered the recommendations of our CEO (except with respect to his own base salary), as well as the other factors described above. Consistent with our intended approach to provide compensation competitive with peer group companies, upon the recommendation of the Compensation Committee, the Board approved an increase in the annual base salaries of our NEOs in April 2020 as set forth in the table below.
Fiscal 2021 Base Salary Increases
Name	Fiscal 2020 Base Salary	Fiscal 2021 Base Salary(1)	Percentage Increase
Mr. Kurtz	$450,000	$550,000	22.2%
Mr. Podbere	$368,000	$400,000	8.7%
Mr. Black	$380,000	$400,000	5.3%
Mr. Henry	$350,000	$550,000	57.1%
Mr. Carpenter	$500,000	$550,000	10.0%

(1)
The increases to the base salaries for fiscal 2021 were effective as of February 1, 2020.

Cash Incentive Awards
We use cash incentive awards to motivate our NEOs to achieve our short-term financial and operational objectives while making progress towards our longer-term growth and other key goals and initiatives. Consistent with our executive compensation philosophy, these cash incentive awards are intended to offer market competitive incentive opportunities to our NEOs.
For fiscal 2021, each of Messrs. Kurtz, Podbere and Black were eligible to participate in the Company’s Corporate Incentive Plan (“CIP”). Prior to fiscal 2021, Mr. Kurtz participated in a discretionary bonus plan established for him by the Compensation Committee. Beginning in fiscal 2021, Mr. Kurtz ceased participation in the discretionary bonus program and became eligible to participate in the CIP in order to further enhance the pay-for-performance nature of our executive compensation program.
Messrs. Henry and Carpenter do not participate in the CIP but instead participate in the CrowdStrike Commission Plan (“Commission Plan”). The Compensation Committee has determined that given their respective roles and their focus on driving sales and supporting customer needs, Messrs. Henry and Carpenter should have short-term incentive opportunities that more closely align with those of their respective teams.
Fiscal 2021 CIP
The CIP is a formulaic, performance-based cash bonus program that the Company maintains for the benefit of our non-sales and corporate employees, including our NEOs. Each eligible NEO has a specified target bonus opportunity under the CIP equal to a specified percentage of his annual base salary. In early fiscal 2021, the Compensation Committee conducted an assessment of the target bonus opportunities of our NEOs in consultation with Compensia, and reviewed market data, relative levels of responsibility across the Company, tenure, and other relevant factors.

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In April 2020, upon the recommendation of the Compensation Committee, the Board approved the CIP for fiscal 2021 and established the target incentive opportunity for each NEO for fiscal 2021, as set forth in the table below.
Target Bonus Opportunities: Fiscal 2020 vs. Fiscal 2021
	Target Annual Cash Bonus Opportunity(1)		Fiscal 2021 Target Annual Cash Bonus Opportunity ($)
Name	Fiscal 2020	Fiscal 2021
Mr. Kurtz	100%	100%	550,000
Mr. Podbere	50%	60%	240,000
Mr. Black	60%	60%	240,000

(1)
Reflected as a percentage of the applicable NEO’s annual base salary for the relevant fiscal year.

The actual bonus payable under the CIP for each of our NEOs for fiscal 2021 is based solely on the company’s achievement of an ARR performance metric. We used ARR as the sole metric for purposes of determining our eligible NEO’s CIP award for fiscal 2021 because we believe this “top-line” revenue performance metric is the primary financial indicator of our growth and stockholder value creation, and is what our investors and our peers look to measure success in our industry. For purposes of our CIP, ARR may be adjusted to exclude the value associated with subscription contracts from certain acquisitions. In fiscal 2021, ARR excluded the impact of subscription contracts relating to the Preempt Security acquisition.
Achievement of the ARR performance metric under the CIP is calculated on a fiscal quarter-to-quarter basis to measure sales growth each quarter. That is, the Board establishes an ARR goal for each fiscal quarter and an incentive pool under the CIP is then funded based on actual achievement for the relevant fiscal quarter relative to the pre-established ARR goal for such quarter. The Compensation Committee believes that the quarterly measurement and payout periods under the CIP serve to drive performance that is in line with the cycle of our business, and believes that recognizing and rewarding quarterly achievement of ARR goals more rapidly fosters future growth of our business.
Under the fiscal 2021 CIP, for each fiscal quarter, an incentive pool was funded based on actual achievement of the ARR performance goal for such quarter. If achievement was below 80% of the ARR target, the incentive pool was not funded and no CIP bonuses would be awarded for that fiscal quarter. If actual achievement of the ARR goal for the relevant fiscal quarter was at or above 80% of the ARR target, the pool was funded for the relevant quarter using a “pool funding factor” at the same percentage as the quarterly ARR was achieved relative to the ARR target. Earned CIP bonuses are generally paid within 60 days following the end of the applicable fiscal quarter.
The actual level of attainment of ARR is set forth in the table below. We are not disclosing target ARR or the funding levels because these amounts represent confidential financial information, the disclosure of which would result in competitive harm (for example, by providing insight into our forecasting practices and sales strategies).
Fiscal Quarter (FY 21)	Actual ARR, as adjusted ($ in millions)
First Quarter	686.13
Second Quarter	790.58
Third Quarter	900.50
Fourth Quarter	1,043.20
On average, CrowdStrike achieved 106.9% of the quarterly target ARR goals during the fiscal year. Based on the achievement levels under the CIP, each of our NEOs earned aggregate CIP bonuses for fiscal 2021 as set forth in the table below.
Name	Fiscal 2021 CIP Payout ($)
Mr. Kurtz	587,882
Mr. Podbere	256,530
Mr. Black	256,530

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Fiscal 2021 Commission Plan
Messrs. Henry and Carpenter participate in the Company’s Commission Plan, which is designed to reward sales employees for driving financial results and supporting customer needs which fuel our growth.
Under the Commission Plan, each of Messrs. Henry and Carpenter is eligible to receive a target annual commission incentive based on a specified percentage of his base salary. Commissions are earned based on the annual contract value (“ACV”) (i.e., the value of the contract the customer committed to for the first 12 months of the contract period) of the individual’s achieved “bookings” for pre-established product and/or service goals (each of which is assigned an annual target quota) and, for Mr. Henry, achievement of certain individual discretionary management by objective (“MBO”) performance goals. We use ACV as it represents sales to new or existing customers that results in incremental or ongoing ARR.
The actual amount of the individual’s commission incentive for fiscal 2021 was determined based on the achieved ACV of the bookings and the specified commission rate for the applicable product or service goal, as well as achievement of the MBOs, if applicable. For certain goals, the commission rate increases based on the individual’s level of achieved bookings above the target annual quota for such goal. In order to earn a commission, the individual must be employed by the Company on the date of the booking. Earned commissions are paid out on a quarterly basis.
We are not disclosing the target annual quotas, commission rates, or actual bookings in fiscal 2021, because these amounts represent confidential information, the disclosure of which would result in competitive harm (for example, by providing competitors insight into our sales strategy and business operations).
Mr. Henry
For fiscal 2021, Mr. Henry’s target annual commission incentive was $550,000, of which 85% was tied to formulaic product or service goals, including (i) the ACV of cross-sales from service bookings (i.e., net new platform sales cross-sold from a services engagement during the fiscal year), (ii) the ACV of services bookings (i.e., sales of professional services offerings) and (iii) the ACV of new logo sponsor bookings (i.e., new logo subscription bookings closed during the fiscal year sourced directly by Mr. Henry). Target annual quotas were set for each goal, along with a base annual commission rate for bookings up to the target annual quota. The commission rate for bookings in excess of the target annual quota increased based on a sliding-scale of up to 250% of the base commission rate specified for bookings above 110% of the target annual quota. In fiscal 2021, Mr. Henry achieved 222.4% of the cross-sales from service bookings goal, 140.6% of the services bookings goal, and 136.8% of the new logo bookings goal.
The remaining 15% of Mr. Henry’s target annual commission incentive was based on achievement of discretionary MBOs, including the participating in speaking engagements and other business events, business development meetings, media interviews and other Company events. During fiscal 2021, Mr. Henry participated in over 65 speaking and media engagements and hosted a number of events, including CXO summits. As a result, Mr. Henry achieved 100% of the MBO component of his fiscal 2021 target commission incentive.
Mr. Carpenter
For fiscal 2021, Mr. Carpenter’s target annual commission incentive was $550,000, which was tied to “new platform ACV” bookings (i.e., platform sales to new or existing customers that result in additional incremental ARR from the customer) and services booking goals. Target annual quotas were set for each goal, along with a base annual commission rate for bookings up to the target annual quota. The base commission rate for new platform ACV bookings increased based on a sliding-scale for achievement of the target annual quota at 100% or above. In fiscal 2021 Mr. Carpenter achieved 131.7% of the new platform ACV bookings goal and 145.8% of the services bookings goal.
In addition, in order to promote the creation of long-term, sustainable customer relationships, Mr. Carpenter is also eligible to earn commission incentives based on goals that are tied to longer-term customer contracts. Specifically, Mr. Carpenter is eligible to earn commissions on (i) “New Platform TCV Out Years,” which represents the total contract value of a new platform contract sale that the customer committed to beyond the first 12-months of the contact period, (ii) “Renewal ACV,” which represents the ACV of a renewal booking that results in the same or less ARR with the same customer, and (iii) “Renewal TCV Out Years,” which represents the total contract value of a renewal booking that the customer committed to beyond the first 12-months of the contract.

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The table below sets forth the actual amount of commission incentives earned by each of Messrs. Henry and Carpenter under the Commission Plan for fiscal 2021.
Name	Fiscal 2021 Payout ($)
Mr. Henry	1,358,608
Mr. Carpenter	1,105,006
Long-Term Equity Incentive Compensation
We view long-term incentive compensation in the form of equity awards as a critical element of our executive compensation program to reinforce our pay for performance culture to further align the interests of our NEOs with those of our stockholders, as well as to foster continued retention of our NEOs in a competitive talent market.
Accordingly, in early fiscal 2021, the Compensation Committee considered the factors described above in “— Executive Compensation Procedures—Compensation-Setting Process and Competitive Positioning”, and recommended for approval to the Board, and the Board approved, the grant of equity incentive awards to our NEOs in fiscal 2021. The fiscal 2021 equity awards granted to our NEOs were granted under our 2019 Plan, two-thirds (2/3) in the form of RSUs and one-third (1/3) in the form of PSUs. These awards serve to further align the interests of our NEOs with those of our stockholders, as the ultimate value received depends on the share price on the vesting date and, in the case of the PSUs, the level of attainment of the specified performance goal. In addition, while grants of RSUs do not have explicit performance-vesting conditions, the ultimate value realized by the NEOs from the RSUs (as well as PSUs) is directly related to our growth and future stock price appreciation.
When determining the size and mix of the equity incentive awards granted to our NEOs in fiscal 2021, the Compensation Committee considered the fact that our NEOs have not had a meaningful refresh of their equity incentive awards since September 2018 (for our NEOs other than our CEO) and October 2018 (for our CEO), prior to our IPO. Specifically, the Compensation Committee evaluated the overall retentive value of our NEOs’ existing unvested equity incentive awards (on both a stand-alone basis and on relative basis to similarly situated peer company executives), including the fact that a substantial portion of the NEOs’ existing equity awards had recently vested and no longer served as a retention tool. As a result, the Board, upon the recommendation of the Compensation Committee, approved the grant of RSU and PSU awards to our NEOs in fiscal 2021, the target grant date values of which are set forth in the table below.
Fiscal 2021 Equity Incentive Awards(1)
Name	RSUs ($)	Target PSUs ($)	Total ($)
Mr. Kurtz	10,000,000	5,000,000	15,000,000
Mr. Podbere	6,000,000	3,000,000	9,000,000
Mr. Black	6,000,000	3,000,000	9,000,000
Mr. Henry	6,000,000	3,000,000	9,000,000
Mr. Carpenter	6,000,000	3,000,000	9,000,000

(1)
The amounts in this table reflect the target grant date values of the RSU and PSU awards granted to the NEOs in fiscal 2020, and do not represent the actual economic value that may be realized by the NEOs. The actual number of RSUs and target PSUs that was granted to each NEO in fiscal 2021 was determined by reference to the average of the closing price of a share for each of the trading days in the month of March 2020. For more information on the equity incentive awards granted to the NEOs in fiscal 2021, please see the “Grants of Plan-Based Awards Table for Fiscal 2021” below.

The RSUs and PSUs granted to our NEOs in fiscal 2021 service-vest over a four-year period, with 25% of the award service-vesting on the first anniversary of the applicable vesting commencement date and the remaining 75% of the award service-vesting on a fiscal quarterly basis thereafter, in each case provided the NEO remains employed with the Company though each vesting date.
The fiscal 2021 PSUs reflect the right to receive between 0% and 130% of the target number of PSUs granted to the NEO and are earned based on the Company’s achievement of a specified revenue growth metric—i.e., the growth of the Company’s revenue for fiscal 2021 relative to the Company’s revenue for fiscal 2020. The table below sets forth the performance goal “achievement percentage” for the fiscal 2021 PSUs based on the corresponding level of revenue growth. There will be linear interpolation (rounded to two decimal places) to derive the

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achievement percentage for any actual achievement of revenue growth not expressly set forth in the table below, and any resulting fractional shares will be rounded down to the nearest whole share. In the event that revenue growth for fiscal 2021 is less than 35%, the PSU will be forfeited in its entirety.
Revenue Growth(1) (%)	Achievement Percentage (%)
< 35%	0%
35% (threshold)	50%
55% (target)	100%
> 65% (maximum)	130%

(1)
“Revenue” is defined to mean the total revenue of the Company (determined on a consolidated basis and with respect to both aggregate subscription revenue and professional services revenue of the Company) for the applicable measurement period, as determined by the Compensation Committee.

For fiscal years commencing after fiscal 2021, we anticipate that the Compensation Committee or the Board will approve equity incentive awards to our NEOs on an annual basis, which we anticipate will generally be made on a regular schedule in the first quarter of each fiscal year.
401(k) Plan
We maintain a tax-qualified 401(k) retirement plan (“401(k) plan”) that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees can participate in the 401(k) plan as of their start date, and participants are able to defer up to 100% of their eligible compensation subject to applicable annual IRC limits. All participants’ interests in their deferrals are 100% vested when contributed. The 401(k) plan permits us to make matching contributions and profit-sharing contributions to eligible participants, and effective January 1, 2020, we match 50% of the first 2% of compensation contributed by participants up to the maximum amount permitted under the IRC.
Employee Stock Purchase Plan
We offer our eligible employees, including our eligible NEOs, the opportunity to purchase shares of our common stock at a discount under the CrowdStrike Holdings, Inc. 2019 Employee Stock Purchase Plan (“ESPP”). Pursuant to the ESPP, all eligible employees, including our NEOs, may allocate up to 15% of their eligible compensation to purchase shares of our common stock, subject to specified limits. The ESPP provides for consecutive offering periods that will typically have a duration of approximately 24 months in length and is comprised of four purchase periods of approximately six months in length. The purchase price of the shares will be 85% of the lower of the fair market value of our Class A common stock on (i) the first trading day of the applicable offering period and (ii) the last trading day of each purchase period in the related offering period.
Health and Welfare Benefits
In addition, we provide other benefits to our NEOs on the same basis as all of our full-time employees. These benefits include health, dental and vision benefits, health and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance, and basic life insurance coverage. We also provide vacation and other paid holidays to all employees, including our NEOs.
Perquisites and Other Personal Benefits
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we provide perquisites or other personal benefits to our NEOs in limited circumstances, such as where we believe it is appropriate to assist an individual in the performance of his duties, to make our executive team more efficient and effective or for recruitment or retention purposes. All future practices with respect to perquisites or other benefits for our NEOs are subject to review and approval by the Compensation Committee and/or the Board.
Offer Letters & Employment Arrangements
We have entered into employment agreements or offer letters with each of our NEOs which generally provide for at-will employment with no specified employment terms, as well as severance protections in certain circumstances, as described in more detail in the “Potential

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Payments Upon Termination or Change in Control” section below. In addition, as a condition of their employment, we also require that our employees, including our NEOs, sign and comply with an At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement which requires, among other provisions, the assignment of certain intellectual property rights to the Company, and non-disclosure of Company proprietary information.
Anti-Hedging and Pledging Policy
The Company’s insider trading policy prohibits all of our directors, officers and employees, including the Company’s NEOs, from trading derivative securities of CrowdStrike, short selling, pledging, or purchasing our securities on margin or holding our securities in a margin account, except in the case of pledging our securities or holding them in a margin account with the express advance permission of the Vice President or General Counsel within the Legal Department. No shares of the Company beneficially owned by any director, officer or employee are pledged or held in a margin account.
Tax and Accounting Considerations
Deductibility of Executive Compensation
Section 162(m) of the IRC (Section 162(m)) generally imposes a $1 million cap on the federal income tax deduction for compensation paid to our “covered employees” (including our CEO) during any fiscal year. Under certain transition relief provided under Section 162(m), as a newly public company, compensation paid pursuant to a compensation plan that was in existence before the effective date of our IPO will not be subject to the $1 million limitation under Section 162(m) until the earliest of: (i) the expiration of the compensation plan, (ii) a material modification of the compensation plan (as determined under Section 162(m)), (iii) the issuance of all the employer stock and other compensation allocated under the compensation plan, or (iv) the first meeting of stockholders at which directors are elected after the close of the third calendar year following the year in which the IPO occurs. Notably, while Section 162(m) was amended by the Tax Cuts and Jobs Act of 2017 (“TCJA”), which, among other things, generally eliminated this IPO transition relief, because our IPO occurred before December 20, 2019, we may still avail ourselves to the IPO transition relief under Section 162(m).
While the Compensation Committee considers the deductibility of awards as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions, and, in the exercise of its business judgment and in accordance with its compensation philosophy, the Compensation Committee retains the flexibility to award compensation even if the compensation is not deductible by us for tax purposes, and to modify compensation that was initially intended to be tax deductible if it determines such modifications are consistent with our business needs.
Accounting for Stock-Based Compensation
The Compensation Committee takes accounting considerations into account in designing compensation plans and arrangements for our NEOs and other employees. Chief among these is the Financial Accounting Standard Board’s Accounting Standards Codification Topic 718 (FASB ASC Topic 718), the standard which governs the accounting treatment of stock-based compensation awards.
We follow FASB ASC Topic 718 for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and non-employee members of our Board, including RSUs and PSUs, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables below, even though the recipient may never realize any value from such awards. For performance units, stock-based compensation expense recognized may be adjusted over the performance period based on interim estimates of performance against pre-set objectives.
Compensation Risk Assessment
In consultation with management and Compensia, in April 2021, our Compensation Committee assessed our compensation plans, policies and practices for our NEOs and concluded that they do not create risks that are reasonably likely to have a material adverse effect on our company. This risk assessment included, among other things, a review of our cash and equity incentive-based compensation plans to ensure that they are aligned with our company performance goals and overall target total direct compensation to ensure an appropriate balance between fixed and variable pay components. Our Compensation Committee conducts this assessment annually.

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Compensation Committee Report
The Compensation Committee has reviewed and discussed this CD&A with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2021.
Respectfully submitted by the members of the Compensation Committee of the Board.
Sameer K. Gandhi (chairperson)
Cary J. Davis
Joseph E. Sexton

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Executive Compensation Tables
Fiscal 2021 Summary Compensation Table
The Summary Compensation Table and notes show all compensation paid to or earned by each of our NEOs for the fiscal years ended January 31, 2021, 2020 and 2019.
Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)(5)	Total ($)
George Kurtz (6) Chief Executive Officer, President and Director	2021	550,000	-	19,377,034	-	587,881	3,096	20,518,011
	2020	450,000	900,000	-	-	-	254	1,350,254
	2019	394,039	107,659	35,508,650	8,415,367	492,341	12,068(7)	44,930,124
Burt Podbere Chief Financial Officer	2021	400,000	-	11,626,162	-	256,530	3,096	12,285,788
	2020	368,000	-	-	-	187,220	254	555,474
	2019	347,467	-	624,000	284,268	157,674	294	1,413,703
Colin Black Chief Operating Officer	2021	400,000	-	11,626,162	-	256,530	246	12,282,938
	2020	380,000	-	-	-	231,990	11,614(7)	623,604
	2019	377,359	-	624,000	284,268	230,830	294	1,516,751
Shawn Henry (8) President, CrowdStrike Services and Chief Security Officer	2021	550,000	-	11,989,600	-	1,358,609	3,096	13,901,305
Michael Carpenter (8) President, Global Sales and Field Operations	2021	550,000	-	11,626,162	-	1,105,006	3,096	13,284,264

(1)
This amount represents discretionary bonuses paid to Mr. Kurtz.

(2)
The amounts disclosed represent the grant date fair value of the RSUs, PSUs, and stock options granted to our NEOs during the relevant fiscal year as computed in accordance with FASB ASC Topic 718. These grant date fair values do not take into account any estimated forfeitures related to service-vesting conditions. These amounts do not reflect the actual economic value that will be realized by the NEO upon the vesting of the restricted stock units or stock options, the exercise of the stock options, or the sale of any common stock acquired under such restricted stock units or stock options.

The amounts for the PSU awards included in this column were calculated based on the probable outcome of the performance condition as of the grant date, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718. For these amounts, see the “Grant Date Fair Value of Stock and Option Awards” column of the “Grants of Plan-Based Awards for Fiscal 2021” table below. The following are the values of the PSU awards granted to the NEOs in fiscal 2021 as of the grant date assuming attainment of the maximum level of performance: Mr. Kurtz ($7,633,351), Mr. Podbere ($4,579,952), Mr. Black ($4,579,952), Mr. Henry ($4,579,952), and Mr. Carpenter ($4,579,952).
For additional information on how we account for equity-based compensation, see Note 10 to our audited consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2021, which was filed with the SEC on March 18, 2021.
(3)
For Messrs. Kurtz, Podbere and Black, the amounts reported for fiscal 2021 reflect the bonus payments received by such NEOs under the CIP in respect of fiscal 2021 performance. For Messrs. Henry and Carpenter, the amounts reported for fiscal 2021 reflect the commission incentives earned by each of Messrs. Henry and Carpenter under the Commission Plan for fiscal 2021.

(4)
These amounts represent supplementary benefits including the dollar value of employer costs for life insurance and a 401(k) match.

(5)
As part of our sales and marketing activities, we sponsor a CrowdStrike-branded professional racing car, which Mr. Kurtz drives in some races in lieu of us hiring a professional driver. As we do not incur any incremental cost under these arrangements, we have not reported any resulting compensation to Mr. Kurtz.

(6)
Mr. Kurtz serves on our Board but is not paid additional compensation for such service.

(7)
These amounts also include airfare and hotel expenses paid by the Company for the executives’ spouses to attend our sales and marketing events.

(8)
Messrs. Henry and Carpenter were not considered NEOs for the fiscal years ended January 31, 2020 and 2019. Accordingly this table does not include compensation for Messrs. Henry and Carpenter during those years.

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Grants of Plan-Based Awards for Fiscal 2021
The following table sets forth certain information regarding grants of plan-based awards to our NEOs for fiscal 2021 under our compensation programs and plans.
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock (#) (5)	Grant Date Fair Value of Stock and Option Awards (6)
Name	Grant Date	Threshold ($) (3)	Target ($)	Maximum ($) (4)	Threshold Performance Shares (#)	Target Performance Shares (#)	Maximum Performance Shares (#)
George Kurtz	04/09/20	440,000	550,000	-	-	-	-	-	-
	04/09/20	-	-	-	50,489	100,977	131,270	-	7,633,350
	04/09/20	-	-	-	-	-	-	201,955	11,743,683
Burt Podbere	04/09/20	192,000	240,000	-	-	-	-	-	-
	04/09/20	-	-	-	30,293	60,586	78,761	-	4,579,952
	04/09/20	-	-	-	-	-	-	121,173	7,046,210
Colin Black	04/09/20	192,000	240,000	-	-	-	-	-	-
	04/09/20	-	-	-	30,293	60,586	78,761	-	4,579,952
	04/09/20	-	-	-	-	-	-	121,173	7,046,210
Shawn Henry	04/09/20	-	550,000	-	-	-	-	-	-
	04/09/20	-	-	-	-	-	-	6,250	363,437
	04/09/20	-	-	-	30,293	60,585	78,761	-	4,579,952
	04/09/20	-	-	-	-	-	-	121,173	7,046,210
Michael Carpenter	04/09/20	-	550,000	-	-	-	-	-	-
	04/09/20	-	-	-	30,293	60,586	78,761	-	4,579,952
	04/09/20	-	-	-	-	-	-	121,173	7,046,210

(1)
For Messrs. Kurtz, Podbere and Black, these columns reflect the bonus opportunities under the CIP for fiscal 2021. No CIP bonus is payable to our NEOs if performance is achieved below the threshold performance level. For Messrs. Henry and Carpenter, these columns reflect the commission incentive opportunities under the Company's Commission Plan for fiscal 2021.

(2)
The amounts in this column reflect the PSUs granted to the NEOs under the Company's 2019 Equity Incentive Plan during fiscal 2021. Other than as set forth in footnote (7) below, these PSUs reflect the right to receive between 0% and 130% of the target number of PSUs granted to the NEO and are earned based on the Company’s achievement of a specified revenue growth metric. In the event that revenue growth for fiscal 2021 is less than 35%, the PSUs will be forfeited in their entirety. The earned PSUs service-vest over a four-year period, with 25% of the PSUs service-vesting on the first anniversary of the applicable vesting commencement date and the remaining 75% of the PSUs service-vesting on a fiscal quarterly basis thereafter, in each case provided the NEO remains employed with the Company though each vesting date.

(3)
No amount will be paid out with respect to any annual bonus opportunity if performance is below threshold.

(4)
There is no additional payout if performance is above target.

(5)
The amounts in this column reflect the RSUs granted to the NEOs under the 2019 Plan during fiscal 2021. These RSUs service-vest over a four-year period, with 25% of the RSUs vesting on the first anniversary of the applicable vesting commencement date and the remaining 75% of the RSUs service-vesting on a fiscal quarterly basis thereafter, in each case provided the NEO remains employed with the Company though each vesting date.

(6)
The amounts in this column for the RSUs reflect their aggregate grant date fair values, calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The amounts in this column for the PSUs were calculated based on the probable outcome of the performance condition as of the grant date, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. For the values of the PSU awards, assuming attainment of the maximum level of performance, see Footnote 2 to the “Fiscal 2021 Summary Compensation Table” above. The actual value, if any, that each NEO will realize for these PSUs is a function of the value of the shares if and when the awards vest.

For additional information on how we account for equity-based compensation, see Note 10 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended January 31, 2021, which was filed with the SEC on March 18, 2021.

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Outstanding Equity Awards at 2021 Fiscal Year-End
The following table summarizes the number of securities underlying outstanding equity awards for each of our NEOs as of January 31, 2021.
Name	Grant Date	Option Awards (1)					Stock Awards (1)
		Number of Securities Underlying Options Exercisable (#)	Number of Securities Underlying Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares, Units or other Rights That Have Not Vested (#)	Market Value of Shares, Units or Other Rights That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
George Kurtz	10/09/18 (3)	351,989	-	-	11.13	10/9/2028	-	-	-	-
	10/09/18 (3)	-	-	-	-	-	-	-	461,986	99,696,579
	10/23/18 (4)	-	-	-	-	-	923,972	199,393,158	-	-
	10/23/18 (4)	-	-	-	-	-	703,978	151,918,452	-	-
	04/09/20 (5)	-	-	-	-	-	-	-	131,270	28,328,066
	04/09/20 (6)	-	-	-	-	-	201,955	43,581,889	-	-
Burt Podbere	09/25/18 (7)	8,073	20,834	-	11.13	9/25/2028	-	-	-	-
	09/25/18 (8)	-	-	-	-	-	21,875	4,720,625	-	-
	04/09/20 (5)	-	-	-	-	-	-	-	78,761	16,996,624
	04/09/20 (6)	-	-	-	-	-	121,173	26,149,133	-	-
Colin Black	02/04/17 (9)	8,392	-	-	1.76	2/4/2027	-	-	-	-
	02/04/17 (9)	59,760	-	-	1.76	2/4/2027	-	-	-	-
	09/25/18 (7)	29,166	20,834	-	11.13	9/25/2028	-	-	-	-
	09/25/18 (8)	-	-	-	-	-	21,875	4,720,625	-	-
	04/09/20 (5)	-	-	-	-	-	-	-	78,761	16,996,624
	04/09/20 (6)	-	-	-	-	-	121,173	26,149,133	-	-
Shawn Henry	08/20/14 (10)	50,000	-	-	0.48	8/20/2024	-	-	-	-
	12/12/17 (11)	-	303	-	2.63	12/12/2027	-	-	-	-
	04/09/18 (12)	-	6,771	-	3.33	4/9/2028	-	-	-	-
	09/25/18 (7)	1,041	20,834	-	11.13	9/25/2028	-	-	-	-
	09/25/18 (8)	-	-	-	-	-	21,875	4,720,625	-	-
	06/11/19 (13)	-	-	-	-	-	7,032	1,517,506	-	-
	04/09/20 (6)	-	-	-	-	-	6,250	1,348,750	-	-
	04/09/20 (5)	-	-	-	-	-	-	-	78,761	16,996,624
	04/09/20 (6)	-	-	-	-	-	121,173	26,149,133	-	-
Michael Carpenter	02/04/17 (14)	169,657	-	-	1.76	2/4/2027	-	-	-	-
	02/04/17 (14)	108,295	-	-	1.76	2/4/2027	-	-	-	-
	02/04/17 (15)	99,123	-	-	1.76	2/4/2027	-	-	-	-
	09/25/18 (7)	29,166	20,834	-	11.13	9/25/2028	-	-	-	-
	09/25/18 (8)	-	-	-	-	-	21,875	4,720,625	-	-
	04/09/20 (5)	-	-	-	-	-	-	-	78,761	16,996,624
	04/09/20 (6)	-	-	-	-	-	121,173	26,149,133	-	-

(1)
Each of the outstanding equity awards was granted pursuant to our 2011 Plan or 2019 Plan.

(2)
The market values of the awards were calculated by multiplying the number of shares underlying the awards by $215.80, which was the last closing price per share of our common stock as of January 31, 2021.

(3)
The option is subject to an early exercise provision and is immediately exercisable. Shares subject to the option vest as follows: 1,055,967 shares of Class B common stock vest in 48 equal monthly installments beginning on November 1, 2018 and 351,989 shares of Class B common stock vest in 24 equal monthly installments beginning on November 1, 2022, in each case subject to continued service through the applicable vesting date. As of

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January 31, 2021, this award remains unvested as to 813,975 shares of Class B common stock that are subject to the option’s early exercise provision. Mr. Kurtz exercised 461,986 shares subject to the option, all of which remain unvested.
(4)
The RSUs vest pursuant to a time-based and performance-based vesting schedule as follows: 2,111,934 RSUs vest in 16 equal quarterly installments beginning on December 20, 2018 and 703,978 RSUs vest in eight equal quarterly installments beginning on December 20, 2022, in each case subject to continued service through the applicable vesting date, provided that none of the RSUs will vest before the earlier of (i) a change in control in which the consideration paid to holders of Company shares is either cash, publicly traded securities, or a combination thereof, or (ii) the first Company vest date (as defined in the RSU agreement).

(5)
25% of the PSUs vest on March 20, 2021, and 1/16 of the PSUs vest quarterly thereafter subject to continued service through the applicable vesting date and achievement of the applicable revenue growth performance goal for fiscal 2021. Following the end of fiscal 2021, the Compensation Committee determined that the performance goal applicable to the PSUs was achieved at 130% of target as of January 31, 2021 (which such achievement is reflected in this table).

(6)
25% of the RSUs vest on March 20, 2021, and 1/16 of the RSUs vest quarterly thereafter subject to continued service through the applicable vesting date.

(7)
Shares subject to the option vest in 48 equal monthly installments beginning on October 25, 2018 subject to continued service through the applicable vesting date.

(8)
25% of the RSUs vest on September 20, 2019, and 1/16 of the RSUs vest quarterly thereafter subject to continued service through the applicable vesting date, provided that none of the RSUs vest before the earlier of (i) a change in control in which the consideration paid to holders of Company shares is either cash, publicly traded securities, or a combination thereof, or (ii) the first Company vest date (as defined in the RSU agreement).

(9)
The option is subject to an early exercise provision and is immediately exercisable. Shares subject to the option vest as follows: 25% of the award vests on December 26, 2017, and 1/48 of the award vests monthly thereafter for the following 36 months subject to continued service through the applicable vesting date. 50,000 shares subject to the option were subject to a performance condition regarding our platform adjusted gross margin percentage for the fiscal year ended January 31, 2018.

(10)
Shares subject to the option vest as follows: 25% of the award vests on August 20, 2015, and 1/48 of the award vests monthly thereafter for the following 36 months subject to continued service through the applicable vesting date.

(11)
Shares subject to the option vest in 48 equal installments beginning on March 1, 2017 subject to continued service through the vesting date.

(12)
Shares subject to the option vest in 48 equal installments beginning on March 1, 2018 subject to continued service through the vesting date.

(13)
25% of the RSUs vest on March 20, 2020, and 1/16 of the RSUs vest quarterly thereafter subject to continued service through the applicable vesting date.

(14)
The option is subject to an early exercise provision and is immediately exercisable. Shares subject to the option vest monthly over 48 months starting on December 21, 2016 in equal monthly amounts subject to (i) Mr. Carpenter’s continued employment through the applicable vesting date, and (ii) the Company’s achievement of 110% of its board approved revenue target for the fiscal year ending January 31, 2018. The option is fully vested.

(15)
The option is subject to an early exercise provision and is immediately exercisable. Shares subject to the option vest as follows: 25% of the award vests on November 21, 2017, and 1/48 of the award vests monthly thereafter for the following 36 months subject to continued service through the applicable vesting date.

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Option Exercises and Stock Vested During Fiscal 2021
The following table presents, for each of our NEOs, the shares of our common stock that were acquired upon the exercise of vested stock options and the vesting of RSUs and the related value realized during fiscal 2021.
Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
George Kurtz	-	-	527,983	64,053,495
Burt Podbere	186,588	35,158,853	12,500	1,516,469
Colin Black	335,000	35,690,187	12,500	1,516,469
Shawn Henry	20,447	4,082,407	17,968	2,010,344
Michael Carpenter	31,390	3,367,205	12,500	1,516,469

(1)
Calculated by multiplying the number of corresponding shares acquired by the difference between the exercise price and the market price of the underlying common stock at the time of exercise.

(2)
Calculated by multiplying the number of corresponding shares acquired by the closing price of the common stock as reported on the Nasdaq on the vesting date (or on the last trading day prior to the vesting date if the vesting date was not a trading day).

Potential Payments Upon Termination or Change in Control
In the event of a qualifying termination of employment and/or the occurrence of a change in control of the Company, each of our NEOs are entitled to certain payments and benefits under their employment agreements, offer letters and/or their outstanding equity incentive awards. For a detailed summary of these payments and benefits, see the narrative description that follows the table below.
The table below sets forth the amounts of the payments and benefits that each NEO would have been entitled to receive upon a qualifying termination of employment by the Company and/or the occurrence of a change in control, in each case assuming the relevant event occurred on January 31, 2021. The values reflected in the table below relating to the acceleration of equity awards are based on the last closing price of our Common Stock as of January 31, 2021 ($215.80 per share) (in the case of options, minus the applicable exercise price).
In addition to the amounts set forth in the table below, upon any termination of employment, each executive would also be entitled to receive all payments generally provided to salaried employees on a non-discriminatory basis on termination, such as life insurance proceeds (for any termination caused by death), and 401(k) plan distributions.

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Name	Benefit Description	Termination without cause by Company or for good reason by executive NOT in connection with a Change in Control ($)	Termination without cause by Company or for good reason by executive in connection with a Change in Control ($)	Change in Control NOT in connection with Termination without cause by Company or for good reason by executive ($)
George Kurtz(1)	Cash severance	550,000	550,000	-
	Accelerated vesting of equity awards	-	517,907,873	517,907,873
	Continuation of health benefits(2)	25,371	25,371	-
Burt Podbere(3)	Cash severance	100,000	100,000	-
	Accelerated vesting of equity awards	-	4,264,095	-
Colin Black(4)	Cash severance	-	100,000	-
	Accelerated vesting of equity awards	-	4,264,095	-
Shawn Henry(5)	Cash severance	183,333	183,333	-
	Accelerated vesting of equity awards	-	5,767,320	-
Michael Carpenter(6)	Accelerated vesting of equity awards	-	4,264,095	-

(1)
Mr. Kurtz holds (i) 813,975 unvested stock options covering shares of our common stock, of which 461,986 shares subject to the option have been early-exercised and (ii) unvested restricted stock unit awards covering 1,627,950 shares of our common stock, in each case which were outstanding as of January 31, 2021 and accelerate pursuant to the terms of the corresponding award agreements granted to Mr. Kurtz in 2018 prior to the Company’s IPO.

(2)
Represents the monthly cost of COBRA benefits.

(3)
Mr. Podbere holds 20,834 unvested stock options covering shares of our common stock which were outstanding as of January 31, 2021 and accelerate pursuant to the terms of Mr. Podbere’s employment letter.

(4)
Mr. Black holds 20,834 unvested stock options covering shares of our common stock which were outstanding as of January 31, 2021 and accelerate pursuant to the terms of Mr. Black’s employment letter.

(5)
Mr. Henry holds 27,908 unvested stock options covering shares of our common stock which were outstanding as of January 31, 2021 and accelerate pursuant to the terms of Mr. Henry’s employment letter.

(6)
Mr. Carpenter holds 20,834 unvested stock options covering shares of our common stock which were outstanding as of January 31,2021 and accelerate pursuant to the terms of Mr. Carpenter’s employment letter.

Mr. Kurtz
Pursuant to Mr. Kurtz’s employment agreement dated November 18, 2011, if Mr. Kurtz’s employment is terminated (1) by us without “cause” (as defined in his employment agreement), other than due to death or disability, or (2) by Mr. Kurtz for “good reason” (as defined in employment agreement), and Mr. Kurtz agrees to be bound by certain limitations on competitive activities set forth in a Non-Interference Agreement between Mr. Kurtz and us and executes a release of claims in the form attached to the his employment agreement that becomes effective and irrevocable within 60 days of his termination of employment, Mr. Kurtz will be entitled to (i) continued payment of his base salary for 12 months following his termination, payable in accordance with our regular payroll practices, and (ii) subject to Mr. Kurtz’s election of COBRA continuation coverage under our group health plan, we will pay Mr. Kurtz an additional monthly amount equal to (on an after-tax basis) the “applicable percentage” of the monthly COBRA premium cost for the level of coverage that Mr. Kurtz had as of the date of termination for up to 12 months following his termination. The “applicable percentage” will be the percentage of Mr. Kurtz's health care premium costs covered by us as of the date of termination.
In addition, pursuant to the existing terms of outstanding options and RSUs granted to Mr. Kurtz in 2018 prior to the Company’s initial public offering, such unvested options and RSUs will become fully vested in the event of a qualifying change in control of the Company.
Mr. Podbere
Pursuant to Mr. Podbere’s employment letter dated as of August 10, 2015, if Mr. Podbere is terminated without “cause” (as defined in his employment letter) or he terminates his employment for “good reason” (as defined in his employment letter), Mr. Podbere will be entitled to receive three months’ base salary as severance and, if the termination occurs within 12 months after a change in control of the Company, Mr. Podbere will also receive full vesting of his unvested options, in each case subject to his execution and non-revocation of a release of claims.

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Mr. Black
Pursuant to Mr. Black’s employment letter dated as of October 3, 2015, if Mr. Black is terminated without cause or he terminates his employment for good reason, in each case within 12 months after a change in control of the Company, Mr. Black will be entitled to receive three months’ base salary as severance and full vesting of his unvested options, in each case subject to his execution and non-revocation of a release of claims.
Mr. Henry
Pursuant to Mr. Henry’s employment letter dated as of March 4, 2012, if Mr. Henry is terminated without cause or he terminates his employment for good reason, Mr. Henry will be entitled to receive four months’ base salary as severance and, if the termination occurs within 12 months after a change in control, Mr. Henry will also be entitled to receive full vesting of his unvested options, in each case subject to his execution and non-revocation of a release of claims.
Mr. Carpenter
Pursuant to Mr. Carpenter’s employment letter dated as of October 25, 2016, if Mr. Carpenter is terminated without cause or he terminates his employment for good reason within 3 months prior to or 12 months after a change in control, Mr. Carpenter will be entitled to receive full vesting of his unvested options, in each case subject to his execution and non-revocation of a release of claims.

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Equity Compensation Plan Information
This table provides certain information with respect to all of our equity compensation plans as of January 31, 2021.
Plan Category	Number of securities to be issued upon exercise of outstanding options and rights (#) (a)	Weighted average exercise price of outstanding options and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (#) (c)
Equity compensation plans approved by stockholders(1)	19,266,615(2)	$8.24(3)	11,112,136(4)(5)
Equity compensation plans NOT approved by stockholders	-	0.00	-
Total	19,266,615	$8.24	11,112,136

(1)
Includes our 2011 Plan and our 2019 Plan. Our 2011 Plan was terminated on June 10, 2019 in connection with our IPO. The amount in column (c) includes shares of Class A common stock issuable under our ESPP.

(2)
Includes 15,095,229 shares of Class A common stock subject to options and RSUs outstanding as of January 31, 2021 that were issued under the 2011 Plan and the 2019 Plan. This amount does not include any shares of Class A common stock issuable under our ESPP.

(3)
RSUs and PSUs, which do not have an exercise price, are excluded in the calculation of weighted-average exercise price.

(4)
As of January 31, 2021, an aggregate of 6,940,750 shares of Class A common stock were available for issuance under our 2019 Plan. The number of shares available for issuance under our 2019 Plan will also include an annual increase on the first day of each fiscal year, equal to the lesser of: two percent (2%) of the outstanding shares of our capital stock as of the last day of the immediately preceding fiscal year; or such other amount as our board of directors may determine.

(5)
As of January 31, 2021, an aggregate of 4,171,386 shares of Class A common stock were available for issuance under our ESPP. As of January 31, 2021, the number of shares available for issuance under our ESPP will also include an annual increase on the first day of each fiscal year, equal to the lesser of: one percent (1%) of the outstanding shares of our capital stock as of the last day of the immediately preceding fiscal year; or such other amount as our board of directors may determine. See “Proposal 5—Amendment and Restatement of the CrowdStrike Holdings, Inc. 2019 Employee Stock Purchase Plan” below for additional details regarding this share replenishment feature, as well as the additional limit applicable to such feature under our Amended ESPP that was approved by the Board of Directors on May 7, 2021, subject to the approval of our stockholders at the Annual Meeting.

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Proposal 4
Advisory Vote on the Frequency of a Non-binding Stockholder Vote on Compensation of Named Executive Officers
We are also asking our stockholders to indicate their preference regarding how frequently we should solicit future non-binding stockholder advisory votes on the compensation of our named executive officers. Accordingly, we are asking stockholders to indicate whether they would prefer an advisory vote every one (1) year, every two (2) years or every three (3) years. Alternatively, stockholders may abstain from casting a vote. The vote under this Proposal 4 is required pursuant to Section 14A of the Exchange Act.
The Board believes that holding the advisory vote every three years is most appropriate because it is most consistent with our goal of aligning executive compensation with our long-term business objectives and the interests of our stockholders. We believe that an advisory vote held every three years will provide our Board and Compensation Committee with sufficient time to thoughtfully evaluate and respond to stockholder input and effectively implement any desired changes to our compensation programs. Further, we believe an advisory vote held every three years will allow our stockholders to better evaluate the effectiveness of the long-term incentive components of our executive compensation, which make up a substantial portion of executive compensation, and will provide more time for our stockholders to review, analyze and formulate their views on our executive compensation program and practices. Our Board and our Compensation Committee value the opinions of our stockholders in this matter. However, because this is an advisory vote and therefore not binding on our Board or CrowdStrike, the Board may in the future decide to conduct advisory votes on the compensation of our named executive officers on a more frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to our executive compensation program. The results of the vote will not be construed to create or imply any change or addition to the fiduciary duties of our Board.
The alternative among “ONE YEAR”, “TWO YEARS” or “THREE YEARS” that receives the highest number of votes cast will be deemed to be the frequency preferred by our stockholders.
Following the 2021 annual meeting, we expect to hold our next advisory vote on the frequency of say-on-pay votes at our annual meeting in 2027.
  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EVERY “THREE YEARS” ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION.

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Proposal 5
Amendment and Restatement of the CrowdStrike Holdings, Inc. 2019 Employee Stock Purchase Plan
Background
In May 2019, the board of directors adopted, and the stockholders approved, the ESPP, which became effective on June 10, 2019. On May 7, 2021, the Compensation Committee approved an amendment and restatement of the ESPP, subject to approval by the stockholders at the Annual Meeting (the “Amended ESPP”).
A total of 3,500,000 shares of our Class A common stock were initially reserved for issuance under the ESPP, subject to an annual share increase on the first day of each fiscal by the lesser of (i) one percent (1%) of the outstanding shares of our capital stock as of the last day of the immediately preceding fiscal year or (ii) such other amount as the Compensation Committee may determine (such annual increase provision is referred to as the “replenishment feature”).
The Amended ESPP will clarify the original intent that the replenishment feature will in no event exceed 5,000,000 shares of our Class A common stock in any year.
Approval by our stockholders of the Amended ESPP will not increase the number of shares available for issuance under the plan relative to the existing ESPP.
Summary of the ESPP
The material features of the Amended ESPP are described below. The following description of the Amended ESPP is a summary only and is qualified in its entirety by reference to the complete text of the Amended ESPP. Stockholders are urged to read the actual text of the Amended ESPP in its entirety. The Amended ESPP plan document is attached hereto as Appendix B. All exhibits and appendices to the Amended ESPP plan document (which are not attached in Appendix B) are otherwise consistent with the forms of such exhibits and appendices previously filed by the Company as part of the ESPP plan document filed with the SEC as an exhibit to the Company’s periodic reports.
Purpose
We believe that the Amended ESPP plays an important role in providing an incentive for employees to contribute to the Company’s continued success. The purpose of the Amended ESPP is to provide a means by which our employees may be given an opportunity to purchase shares of our Class A common stock, to assist us in retaining the services of our employees, to secure and retain the services of new employees and to provide incentives for such persons to exert maximum efforts for our success.
The Amended ESPP includes two components — a 423 Component and Non-423 Component (as each such term is defined in the Amended ESPP). The 423 Component is designed to allow eligible U.S. employees to purchase our Class A common stock in a manner that is intended to qualify for favorable tax treatment under Section 423 of the Internal Revenue Code (the “Code”). In addition, purchase rights may be granted under a Non-423 Component which does not by operation of law, qualify for such favorable tax treatment to permit participation by eligible employees who are foreign nationals or employed outside of the U.S. Any Non-423 Component will operate and be administered in the same manner as the 423 Component unless otherwise required under applicable foreign laws.
Administration
Our ESPP is currently administered by our Compensation Committee, but our Board can designate authority to another committee from time to time. The Compensation Committee has full and exclusive discretionary authority to construe, interpret and apply the terms of the Amended ESPP, to delegate ministerial duties to any of our employees, to designate separate offerings under the Amended ESPP, to designate our subsidiaries and affiliates as participating in the Amended ESPP, to determine eligibility, to adjudicate all disputed claims filed under the Amended ESPP and to establish procedures that it deems necessary or advisable for the administration of the Amended ESPP, such as adopting such procedures, sub-plans and special rules as are necessary or appropriate to permit participation in the Amended ESPP by employees who are foreign nationals or employed outside the U.S. The Compensation Committee’s findings, decisions, and determinations will be final and binding on all participants to the full extent permitted by law.

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Stock Subject to the Amended ESPP
Subject to adjustment for certain changes in our capitalization (as described in more detail in “Changes in Capitalization and Effect of Certain Corporate Transactions” below), the initial maximum number of shares of our Class A common stock that was available for issuance under the 2019 ESPP was 3,500,000 shares. The initial share reserve under the ESPP was subject to a "replenishment feature", whereby the number of shares of our Class A common stock available for issuance under the 2019 ESPP was subject to an annual increase on the first day of each fiscal year beginning with fiscal 2020, equal to the lesser of: (i) one percent (1%) of outstanding shares of the Company’s capital stock as of the last day of the immediately preceding fiscal year or (ii) such other amount as the Compensation Committee may determine. After giving effect to the replenishment feature for each of fiscal 2020 and fiscal 2021, the number of shares of our Class A common stock available for issuance as of May 5, 2021 was 6,408,629 shares.
The Amended ESPP will clarify the original intent that the annual replenishment feature under the plan is subject to a maximum annual share number limit. As a result, the replenishment feature under the Amended ESPP provides that the number of shares of our Class A common stock available for issuance under the Amended ESPP will be subject to an annual increase on the first day of each fiscal year equal to the lowest of: (i) one percent (1%) of outstanding shares of the Company’s capital stock as of the last day of the immediately preceding fiscal year, (ii) 5,000,000, which amount will be subject to adjustment for certain changes in our capitalization, or (iii) such other amount as the Compensation Committee may determine.
Eligibility
Generally, all of our employees of designated subsidiaries or affiliates are eligible to participate if they are customarily employed by us, or any participating subsidiary or affiliate, for at least 20 hours per week and more than five months in any calendar year. The Compensation Committee will have the discretion, prior to an enrollment date for all options granted on such enrollment date in an offering, to determine that an employee who (i) has not completed at least two years of service (or a lesser period of time determined by the Compensation Committee) since his or her last hire date, (ii) customarily works not more than 20 hours per week (or a lesser period of time determined by the Compensation Committee), (iii) customarily works not more than five months per calendar year (or a lesser period of time determined by the Compensation Committee), (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (v) is an officer or subject to disclosure requirements under Section 16(a) of the Exchange Act, is or is not eligible to participate in such offering period. Our non-employee directors will not be eligible to participate in the Amended ESPP.
A participant may not be granted rights to purchase shares of our Class A common stock under the Section 423 Component of our Amended ESPP if such participant would, immediately after the grant (i) own capital stock possessing 5% or more of the total combined voting power or value of all classes of our capital stock; or (ii) hold rights to purchase shares of our Class A common stock under all of our employee stock purchase plans that accrue at a rate that exceeds $25,000 worth of shares of our Class A common stock for each calendar year in which such option is outstanding at any time.
As of May 5, 2021, approximately 3,882 employees were eligible to participate in the ESPP.
Offerings
The Amended ESPP is implemented by offerings of rights to purchase our Class A common stock to all eligible employees. The Amended ESPP provides for consecutive offering periods that will typically have a duration of approximately 24 months in length and is comprised of four purchase periods of approximately six months in length. The offering periods are scheduled to start on the first trading day on or after June 11 and December 11 of each year. The Compensation Committee has the authority to change the duration of each offering period prior to the commencement of the offering period, provided that in no event may an offering period exceed 27 months. The Compensation Committee may establish separate offerings which vary in terms (although not inconsistent with the provisions of the Amended ESPP or the requirements of applicable laws). When an eligible employee elects to join an offering period, he or she is granted a right to purchase shares of our Class A common stock on the exercise date (which is the last trading day of each purchase period) within the offering period. On the exercise date, all contributions collected from the participant are automatically applied to the purchase of our Class A common Stock, subject to certain limitations (which are described further above under “Eligibility”).
Limits on Employee Contributions; Exercise of Purchase Right
Our ESPP permits participants to purchase shares of our Class A common stock through payroll deductions or otherwise of up to 15% of their eligible compensation. A participant will be able to purchase a maximum of 2,500 shares of our Class A common stock during a purchase period.
Amounts deducted and accumulated by the participant are used to purchase shares of our Class A common stock at the end of each six-month purchase period. The purchase price of the shares is 85% of the lower of the fair market value of our Class A common stock on the first trading day of each offering period or on the exercise date.

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Restrictions on Transfer
A participant is not able to assign, transfer, pledge, or otherwise dispose of rights granted under our Amended ESPP. If the Compensation Committee permits the transfer of rights, it may only be done by will, the laws of descent and distribution or as otherwise provided under our Amended ESPP.
Changes in Capitalization and Effect of Certain Corporate Transactions
In the event of certain changes in our capitalization, the Compensation Committee will appropriately adjust: (i) the class(es) and maximum number of securities subject to the Amended ESPP; (ii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding purchase rights; and (iii) the class(es) and number of securities that are the subject of any purchase limits under each ongoing offering.
In the event of a merger or change in control (as defined in the Amended ESPP), a successor corporation may assume or substitute each outstanding purchase right. If the successor corporation refuses to assume or substitute for the outstanding purchase right, the offering period then in progress will be shortened, and a new exercise date will be set that will be before the date of the proposed merger or change in control. The Compensation Committee will notify each participant that the exercise date has been changed and that the participant’s option will be exercised automatically on the new exercise date unless prior to such date the participant has withdrawn from the offering period. Notwithstanding the foregoing, in the event of a merger or change in control, the Compensation Committee may elect to terminate all outstanding offering periods.
Amendment and Termination
The Compensation Committee may amend, suspend or terminate the Amended ESPP at any time. If an offering period is terminated prior to expiration, all amounts then credited to a participant’s account that has not been used to purchase shares of the Company’s Class A common stock will be returned to the participants as soon as administratively practicable. The Amended ESPP will automatically terminate in 2029 unless the Compensation Committee terminates it sooner.
Registration with the SEC
To the extent necessary, and if our stockholders approve the Amended ESPP, we will file with the SEC a registration statement on Form S-8 to register any shares available for issuance under the Amended ESPP which have not previously been registered.
Federal Income Tax Information
The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the Amended ESPP. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of a purchase right or the sale or other disposition of Common Stock acquired under the Amended ESPP. The Amended ESPP is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.
The Amended ESPP, and the rights of participant employees to make purchases thereunder, qualify for treatment under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Amended ESPP are sold or otherwise disposed of.
Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the relevant offering period (and more than one year from the date the shares are purchased), then the participant generally will recognize ordinary income measured as the lesser of:
(i)
the excess of the fair market value of the Class A common stock at the time of such sale or disposition over the purchase price of such shares, or

(ii)
an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period.

Any additional gain should be treated as long-term capital gain. If the shares are held for at least the holding periods described above but are sold for a price that is less than the purchase price, there will be no ordinary income and the difference will be a long-term capital loss. We

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will not be entitled to an income tax deduction with respect to the grant or exercise of a right to purchase our shares, or the sale of such shares by a participant, where such participant holds such shares for at least the holding periods described above.
Any sale or other disposition of shares before the expiration of the holding periods described above will be a “disqualifying disposition,” and the participant will recognize ordinary income at the time of such disposition generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price, and we will be entitled to an income tax deduction for such ordinary income. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period following the date the shares were purchased by the participant prior to such sale or disposition, and we will not be entitled to an income tax deduction for any such capital gain.
New Plan Benefits
Participation in the Amended ESPP is voluntary and each eligible employee will make his or her own decision regarding whether and to what extent to participate in the Amended ESPP. Accordingly, the benefits or amounts that will be received by or allocated to our executive officers and other employees under the Amended ESPP, as well as the benefits or amounts which would have been received by or allocated to our executive officers and other employees for fiscal year 2021 if the Amended ESPP had been in effect, are not determinable.
The ESPP Amendment requires the affirmative “FOR” vote of a majority of the votes cast to be approved. Abstentions will not be counted as votes cast.
  THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR“ APPROVING THE AMENDED ESPP.

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Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information with respect to the beneficial ownership of our capital stock as of April 30, 2021 for:
•
each person, or group of affiliated persons, who beneficially owned more than 5% of our Class A or Class B common stock;

•
each of our named executive officers;

•
each of our directors; and

•
all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of Class B common stock that they beneficially owned, subject to applicable community property laws. As of April 30, 2021, 199,142,015 shares of our Class A common stock and 26,601,192 shares of our Class B common stock were outstanding.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o CrowdStrike Holdings, Inc. 150 Mathilda Place, Suite 300, Sunnyvale, California 94086.
Name of Beneficial Owner	Beneficial Ownership (1)
	Number of Class A Shares	Percent of Class A Shares	Number of Class B Shares	Percent of Class B Shares	Percent of Total Voting Power
Greater than 5% Stockholders:
Entities affiliated with Accel(2)	650,000	*	9,350,000	35.15%	20.24%
Vanguard Group(3)	15,751,107	7.91%	—	—	3.39%
Blackrock, Inc.(4)	11,177,166	5.61%	—	—	2.40%
Named Executive Officers and Directors:
George Kurtz(5)	794,826	*	15,486,765	57.18%	33.12%
Colin Black(6)	17,016	*	250,417	*	*
Burt W. Podbere(7)	32,525	*	322,001	1.21%	*
Shawn Henry(8)	233,024	*	59,157	*	*
Michael Carpenter(9)	30,038	*	312,327	1.16%	*
Roxanne S. Austin(10)	17,625	*	40,469	*	*
Cary J. Davis(11)	26,847	*	—	*	*
Sameer K. Gandhi(12)	804,395	*	—	*	*
Denis O’Leary(13)	58,000	*	316,100	1.19%	*
Laura J. Schumacher	—	*	—	*	*
Joseph E. Sexton(14)	—	*	4,141	*	*
Godfrey R. Sullivan(15)	—	*	360,000	1.35%	*
Gerhard Watzinger(16)	—	*	330,000	1.24%	*
All directors, director nominees and executive officers as a group (13 persons)(17)	2,014,296	1.01%	17,481,377	63.40%	37.23%

* Less than one percent
(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC unless otherwise indicated.

(2)
Consists of (i) 620,360 shares of Class A common stock and 5,118,496 shares of Class B common stock held of record by Accel Leaders Fund L.P. (“ALF”). Accel Leaders Fund Associates L.L.C. (“ALFA”), is the General Partner of ALF and has sole voting and investment power; (ii) 2,929,887 shares of Class B common stock held of record by Accel Growth Fund II L.P. (“AGF2”). Accel Growth Fund II Associates L.L.C. (“AGF2A”) is the General Partner

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of the AGF2 Funds and has sole voting and investment power; (iii) 212,242 shares of Class B common stock held of record by Accel Growth Fund II Strategic Partners L.P. (“AGF2SP”). AGF2A is the General Partner of the AGF2 Funds and may have sole voting and investment power; (iv) 314,559 shares of Class B common stock held of record by Accel Growth Fund Investors 2013 L.L.C. (“AGFI13”). Andrew G. Braccia, Sameer K. Gandhi, a member of our board of directors, Ping Li, Tracy L. Sedlock, Ryan J. Sweeney and Richard P. Wong are the Managing Members of AGF2A, AGF2013 and ALFA, and share such powers; (v) 29,640 shares of Class A common stock and 244,556 shares of Class B common stock held of record by Accel Leaders Fund Investors 2016 L.L.C. (“ALFI16”); (vi) 518,488 shares of Class B common stock held of record by Accel London III L.P. (“AL3”). Accel London III Associates L.L.C . (“AL3A LLC”) is the General Partner of ALI12 and Accel London III Associates L.P., is the General Partner of AL3. AL3A LLC has sole voting and investment power. Jonathan Biggs, Kevin Comolli, Sonali De Rycker, Bruce Golden and Hendrick Nelis are the Managers of AL3A LLC and share such powers; (vii) 11,772 shares of Class B common stock held of record by Accel London Investors 2012 L.P. (“ALI12”). AL3A is the General Partner of ALI12 and may be deemed to have sole voting and investment power. The business address for each of these entities and individuals is c/o Accel, 500 University Avenue, Palo Alto, CA 94301.
(3)
Number of shares based solely on information reported on Schedule 13G filed with the SEC on February 10, 2021, reporting sole power to dispose of 15,481,932 shares as of December 31, 2020. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(4)
Number of shares based solely on information reported on Schedule 13G filed with the SEC on February 2, 2021, reporting sole power to vote 10,252,843 shares and sole power to dispose of 11,177,166 shares as of December 31, 2020. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(5)
Consists of (i) 45,775 shares of Class A common stock held of record by Mr. Kurtz, (ii) 725,000 shares of Class A common stock held by a trust with an independent trustee, over which Mr. Kurtz has shared voting and shared dispositive power, (iii) RSUs for 15,847 shares of Class A common stock, for which the service-based vesting condition would be satisfied within 60 days of April 30, 2021, (iv) PSUs for 8,204 shares of Class A common stock, for which the service-based vesting condition would be satisfied within 60 days of April 30, 2021, (v) 1,580,867 shares of Class B common stock held of record by Mr. Kurtz, of which 395,988 may be repurchased by us at the original exercise price as of April 30, 2021, (vi) 351,989 shares subject to options exercisable for Class B common stock within 60 days of April 30, 2021, of which none would be fully vested as of such date, (vii) RSUs for 131,996 shares of Class B common stock, for which the service-based vesting condition would be satisfied within 60 days of April 30, 2021, (viii) 9,779,837 shares of Class B common stock held of record by the Kurtz 2009 Spendthrift Trust, dated 4/2/2009, for which Mr. Kurtz serves as trustee, (ix) 1,771,038 shares of Class B common stock held of record by the Allegra Kurtz Irrevocable Gift Trust dated December 14, 2011, for which Mr. Kurtz serves as trustee, (x) 1,771,038 shares of Class B common stock held of record by the Alexander Kurtz Irrevocable Gift Trust dated December 14, 2011, for which Mr. Kurtz serves as trustee, and (xi) 100,000 shares of Class B common stock held of record by the Kurtz Family Dynasty Trust, for which Mr. Kurtz serves as investment advisor.

(6)
Consists of (i) 12,095 RSUs and 4,921 PSUs for shares of Class A common stock, for which the service-based vesting condition would be satisfied within 60 days of April 30, 2021, (ii) 187,890 shares of Class B common stock held of record by Mr. Black, and (iii) 62,527 shares subject to options exercisable for shares of Class B common stock within 60 days of April 30, 2021.

(7)
Consists of (i) 15,509 shares of Class A common stock held of record by Mr. Podbere, (ii) 12,095 RSUs and 4,921 PSUs for shares of Class A common stock, for which the service-based vesting condition would be satisfied within 60 days of April 30, 2021, (iii) 258,719 shares of Class B common stock held of record by Ranelagh Trust, for which Mr. Podbere is the trustee, (iv) 50,000 shares of Class B common stock held of record by Burt Podbere Grantor Retained Annuity Trust, for which Mr. Podbere is the trustee, and (v) 13,282 shares subject to options exercisable for shares of Class B common stock within 60 days of April 30, 2021.

(8)
Consists of (i) 214,837 shares of Class A common stock held of record by Mr. Henry, (ii) 13,266 RSUs and 4,921 PSUs for shares of Class A common stock, for which the service-based vesting condition would be satisfied within 60 days of April 30, 2021, and (iii) 59,157 shares subject to options exercisable for shares of Class B common stock within 60 days of April 30, 2021.

(9)
Consists of (i) 13,022 shares of Class A common stock held of record by Mr. Carpenter, (ii) 12,095 RSUs and 4,921 PSUs for shares of Class A common stock, for which the service-based vesting condition would be satisfied within 60 days of April 30, 2021, and (iii) 312,327 shares subject to options exercisable for shares of Class B common stock within 60 days of April 30, 2021.

(10)
Consists of (i) 11,844 shares of Class A common stock held of record by Ms. Austin, (ii) RSUs for 5,781 shares of Class A common stock, for which the service-based condition would be satisfied within 60 days of April 30, 2021, and (iii) 40,469 shares subject to options exercisable for shares of Class B common stock within 60 days of April 30, 2021.

(11)
Consists of (i) 15,703 shares of Class A common stock held of record by Mr. Davis, (ii) 9,199 shares of Class A common stock held of record by The 2011 Davis Family Trust, and (iii)  1,945 shares of Class A common stock held of record by The 2014 John McGinn GST Trust. The address for Mr. Davis is 450 Lexington Avenue, New York, New York 10017.

(12)
Consists of (i) 743,637 shares of Class A common stock held of record by Potomac Investments LP- FUND 1, (ii) 38,000 shares of Class A common stock held of record by The Potomac 2011 Irrevocable Trust, and (iii) 22,758 shares of Class A common stock held of record by The Potomac Trust Dated 9/21/2011, none of which may be repurchased by us at the original exercise price as of April 30, 2021.

(13)
Consists of (i) 58,000 shares of Class A common stock held of record by O’Leary Charitable Remainder Trust U/A DTD 12/08/20, and (ii) 263,997 shares of Class B common stock held of record by O’Leary 2019 Grat DTD 12/19/2019, and (iii) 52,103 shares of Class B common stock held of record by Mr. O’Leary.

(14)
Consists of 4,141 shares of Class B common stock held of record by Mr. Sexton.

(15)
Consists of 360,000 shares of Class B common stock held of record by Mr. Sullivan, of which 61,667 may be repurchased by us at the original exercise price as of April 30, 2021.

(16)
Consists of (i) 100,000 shares of Class B common stock held of record by Clavius AP LLC, and (ii) 230,000 shares of Class B common stock held of record by Clavius Capital LLC, for which Mr. Watzinger has sole voting and dispositive power.

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(17)
Consists of (i) 1,915,229 shares of Class A common stock beneficially owned by our executive officers and directors, (ii) 71,179 RSUs and 27,888 PSUs for shares of Class A common stock, for which the service-based vesting condition would be satisfied within 60 days of April 30, 2021, (iii) 16,509,630 shares of Class B common stock beneficially owned by our executive officers and directors, 457,655 of which may be repurchased by us at the original exercise price as of April 30, 2021, (iv) 839,751 shares subject to options exercisable for shares of Class B common stock within 60 days of April 30, 2021, of which 487,762 shares would be fully vested within 60 days of April 30, 2021, and (v) RSUs for 131,996 shares of Class B common stock, for which the service-based vesting condition would be satisfied within 60 days of April 30, 2021.

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Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during fiscal year 2021, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that one Form 4 report was filed late for Mr. Sexton with respect to six transactions due to administrative error, and one Form 4 report was filed late for Mr. Watzinger with respect to four transactions due to Mr. Watzinger being inadvertently granted rights to direct the voting and disposition of certain shares in connection with his appointment as co-trustee of a trust settled by his adult child.
Each of these transactions is exempt from the short-swing profit recovery provisions of Section 16 of the Exchange Act. None involved a change to the reporting person’s effective beneficial ownership of our Class A common stock, taking into account rights to convert and acquire upon option exercise.
Legal Proceedings
There are no material proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.
Transactions with Related Parties and Indemnification
Policies and Procedures for Related Party Transactions
In 2019 we adopted the CrowdStrike Related Party Transaction Policy providing that our executive officers, directors, nominees for election as directors, persons known to us to be beneficial owners of more than 5% of any class of our voting securities and any member of the immediate family of any of the foregoing persons (each a “Related Person”), are not permitted to enter into a related-party transaction with us without the consent or ratification of our Board, Audit Committee, or a comparable body of the Board consisting solely of independent directors, subject to the exceptions described below. A “Related Person Transaction” means any financial transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships (including indebtedness and guarantees of indebtedness and transactions involving employment and similar relationships) involving the Company in which a Related Person has or will have a direct or indirect material interest, as determined by the Audit Committee.
Subject to certain exceptions, the Chief Financial Officer or the General Counsel presents any new Related Person Transactions, and proposed transactions involving Related Persons, to the Audit Committee at its next occurring regular meeting. In approving or rejecting any such proposal, the Audit Committee considers the relevant facts and circumstances, including the commercial reasonableness of the transaction’s terms, its business purpose, whether the Transaction will impair the independence of a non-employee director under Nasdaq and SEC standards, the materiality and character of the related person’s interest, and the related person’s actual or apparent conflict of interest. Certain transactions do not require approval, including certain employment arrangements of executive officers, director compensation, transactions involving the purchase or sale of products or services in the ordinary course of business not exceeding $120,000; transactions in which the related party’s interest derives solely from his or her service as a director of another corporation that is party to the transaction; transactions in which the related party’s interest derives solely from his or her ownership of less than 10% of the equity interest in another person, which is a party to the transaction; and, transactions where a related party’s interest arises solely from the ownership of our equity securities and all holders of that class of our equity securities received the same benefit on a pro rata basis.

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Certain Related Party Transactions
The following is a description of each transaction since February 1, 2020, in which:
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we have been a participant;

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the amount involved exceeded or will exceed $120,000; and

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any of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Amended and Restated Registration Rights Agreement
We are party to an amended and restated registration rights agreement (“RRA“), with certain holders of our capital stock, including entities affiliated with Accel, which holds 5% or more of our capital stock, Denis J. O’Leary and an entity affiliated with Gerhard Watzinger, who are each directors, and entities affiliated with George Kurtz, who is a director and an executive officer and is affiliated with entities holding 5% or more of our capital stock, which provides, among other things, that such stockholders have the right to demand that we file a registration statement or request that their shares of our capital stock be covered by a registration statement that we are otherwise filing.
Falcon Fund
In July 2019, we agreed to commit up to $10.0 million to a newly formed entity, CrowdStrike Falcon Fund LLC (“Falcon Fund”), in exchange for 50% of the sharing percentage of any distribution by Falcon Fund. Additionally, entities associated with Accel, a holder of more than 5% of our capital stock, also agreed to commit up to $10.0 million to Falcon Fund and collectively own the remaining 50% of the sharing percentage of Falcon Fund. Falcon Fund is in the business of purchasing, selling, investing and trading in minority equity and convertible debt securities of privately-held companies that develop applications that have potential for substantial contribution to CrowdStrike and its platform. Falcon Fund has a duration of ten years which may be extended for three additional years. At dissolution, Falcon Fund will be liquidated, and the remaining assets will be distributed to the investors based on their sharing percentage. Since February 1, 2020, we made contributions to Falcon Fund totaling approximately $1.4 million.
Other than as described above, since February 1, 2020, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest. We believe the terms of the transactions described above were comparable to terms we could have obtained in arm’s-length dealings with unrelated third parties.
Limitation of Liability and Indemnification Matters
Our amended and restated certificate of incorporation provides that we will indemnify our directors and officers and may indemnify our employees and other agents, to the fullest extent permitted by the Delaware General Corporation Law, which prohibits our amended and restated certificate of incorporation from limiting the liability of our directors for the following:
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any breach of the director’s duty of loyalty to us or to our stockholders;

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acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

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unlawful payment of dividends or unlawful stock repurchases or redemptions; and

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any transaction from which the director derived an improper personal benefit.

If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Our amended and restated certificate of incorporation does not eliminate a director’s duty of care and in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws.
In addition to the indemnification required in our amended and restated certificate of incorporation, we have entered into and expect to continue to enter into agreements to indemnify each of our current directors, officers and some employees, that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. With specified exceptions, these agreements provide indemnification for certain expenses and liabilities incurred in connection with any action, suit, proceeding or alternative dispute resolution mechanism, or hearing, inquiry or investigation that may lead to the foregoing, to which they are a party, or are threatened to be made a party, by reason of the fact that they are or were a director, officer, employee, agent or fiduciary of our company, or any of our subsidiaries, by reason of any action or inaction by them while serving as an officer, director, agent, or fiduciary, or by reason of the fact that they were serving

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at our request as a director, officer, employee, agent or fiduciary of another entity. In the case of an action or proceeding by, or in the right of, our company or any of our subsidiaries, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification. Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our Board. Our directors who are affiliated with venture capital firms also have certain rights of indemnification provided by their venture capital funds and the affiliates of those funds, together referred to as the Fund Indemnitors. We have agreed to reimburse the Fund Indemnitors for advancements they made to their affiliated directors for matters that such directors are entitled to indemnification from us. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as we may provide indemnification for liabilities arising under the Securities Act to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.
We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Householding of Proxy Materials
To reduce costs and reduce the environmental impact of our Annual Meeting, we have adopted a procedure approved by the SEC known as “householding,” which is available to both registered stockholders and beneficial owners of shares held in street name. Householding allows multiple stockholders having the same last name and residing at the same address the convenience of receiving a single copy of our Notice of Internet Availability and other proxy materials addressed to those stockholders unless we have received contrary instructions from one or more of the stockholders. Stockholders participating in householding will continue to be able to access and receive separate proxy cards.
Registered Stockholders
If you are a registered stockholder and would like to enroll in this service or withdraw from this service, please contact Broadridge Financial Solutions, Inc. by calling 1-866-540-7095, or in writing at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department, or our investor relations team at investors@crowdstrike.com. Your consent will be perpetual unless you revoke it. If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice.
Street Name Holders
Stockholders who hold their shares through a brokerage may elect to participate in householding or revoke their consent to participate in householding by contacting their respective brokers.

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Questions and Answers about these Proxy Materials and Voting
Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.
We provided some of our stockholders, including stockholders who have previously requested to receive paper copies of the proxy materials and some of our stockholders who are participants in our benefit plans, with paper copies of the proxy materials instead of the Notice. If you received paper copies of the proxy materials, we encourage you to help us save money and reduce the environmental impact of delivering paper proxy materials to stockholders by signing up to receive all of your future proxy materials electronically.
Will I receive any other proxy materials by mail?
We may send you a proxy card, along with a second Notice, on or after May 14, 2021.
What proxy materials are available on the internet?
The 2021 Proxy Statement and 2021 Annual Report on Form 10-K are available at www.proxyvote.com.
How do I attend the Annual Meeting?
This year’s Annual Meeting will be held entirely online via audio webcast. You may attend, vote and ask questions at the Annual Meeting by following the instructions provided on the Notice to log in to www.virtualshareholdermeeting.com/CRWD2021. Log in using the control number found on your Notice or proxy card. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, follow the instructions on your Notice or voting instruction form from your broker or bank.
The webcast of the Annual Meeting will begin promptly at 9:00 a.m. Pacific Time. We encourage you to access the meeting prior to the start time. You may begin to log in to the meeting platform at 8:45 a.m. Pacific Time, and you should allow reasonable time for log in procedures.
Who can vote at the Annual Meeting?
Holders of our Class A common stock and Class B common stock as of the close of business on May 5, 2021, the record date for the Annual Meeting, may vote at the Annual Meeting. As of the record date, there were 199,152,336 shares of our Class A common stock outstanding and 26,601,335 shares of our Class B common stock outstanding. Our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes. Each share of Class A common stock is entitled to one vote on each matter to be voted upon and each share of Class B common stock is entitled to 10 votes on each matter to be voted upon. Our Class A common stock and Class B common stock are collectively referred to in this proxy statement as our “common stock.”
How do I vote?
The procedures for voting depend on whether your shares are registered in your name or are held by a bank, broker or other nominee:
Stockholder of Record: Shares Registered in Your Name
If on May 5, 2021 your shares were registered directly in your name with CrowdStrike’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. If you are a stockholder of record, you may vote your shares at the Annual Meeting by following the instructions provided on the Notice or proxy card to log in to www.virtualshareholdermeeting.com/CRWD2021. You will be asked to provide the control number from your Notice or proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend and vote at the Annual Meeting even if you have already voted by proxy.

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If you are a stockholder of record, you may vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time:
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To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice or proxy card. Your vote must be received by 11:59 p.m. Eastern Time on June 29, 2021 to be counted.

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To vote through the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from your Notice or proxy card. Your vote must be received by 11:59 p.m. Eastern Time on June 29, 2021 to be counted.

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To vote using the printed proxy card that may be delivered to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you instruct. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice or voting instruction form containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on May 5, 2021 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting.
We are holding the Annual Meeting online and providing internet voting to provide expanded access and to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your voting instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
What am I voting on and what is the Board’s voting recommendation?
Proposal		Board Recommendation
1.	Elect nominees Roxanne S. Austin, Sameer K. Gandhi and Gerhard Watzinger to the Board to hold office until the 2024 Annual Meeting of Stockholders.	FOR all nominees
2.	Ratify the selection of PricewaterhouseCoopers LLP as CrowdStrike’s independent registered public accounting firm for its fiscal year ending January 31, 2022.	FOR
3.	Approve, on an advisory basis, the compensation of our named executive officers.	FOR
4.	Approve, on an advisory basis, the frequency of future stockholder advisory votes on the compensation of our named executive officers.	THREE YEARS
5.	Approve an amendment to CrowdStrike’s 2019 Employee Stock Purchase Plan.	FOR
What if another matter is properly brought before the meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How many votes do I have?
Stockholders of Record: Shares Registered in Your Name
Each share of Class A common stock is entitled to one vote on each matter to be voted upon and each share of Class B common stock is entitled to 10 votes on each matter to be voted upon. Stockholders are not permitted to cumulate votes.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted.

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Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “FOR” the election of each of the three nominees for director, “FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2022, “FOR” the approval of the compensation of our named executive officers, for every “THREE YEARS” for the frequency of future non-binding, advisory stockholder votes to approve the compensation of our named executive officers, and “FOR” the amendment to our ESPP. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies online, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
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You may submit another properly completed proxy card with a later date.

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You may grant a subsequent proxy by telephone or through the internet.

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You may send a written notice that you are revoking your proxy to the attention of Secretary — Proxy at CrowdStrike Holdings, Inc., 150 Mathilda Place, Suite 300, Sunnyvale, California 94086.

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You may attend the Annual Meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
When are stockholder proposals and director nominations due for inclusion in our proxy statement for next year’s annual meeting?
Stockholders wishing to present proposals for inclusion in our proxy statement for the 2022 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Exchange Act, must submit their proposals so that they are received by us at our principal executive offices no later than January 14, 2022.
When are stockholder proposals and director nominations due for next year’s annual meeting?
With respect to proposals and nominations not to be included in our proxy statement pursuant to Rule 14a-8 of the Exchange Act, our Bylaws provide that your proposal must be submitted in writing between January 31, 2022 and March 2, 2022 to the attention of Secretary — Proxy at CrowdStrike Holdings, Inc., 150 Mathilda Place, Suite 300, Sunnyvale, California 94086 and comply with the requirements in our Bylaws and all applicable requirements of Rule 14a-8 promulgated under the Exchange Act, provided, however, that if our 2022 Annual Meeting of Stockholders is held before May 31, 2022 or after September 8, 2022, then the proposal must be received by the Company no earlier than 120 days prior to such annual meeting and no later than the later of (i) 70 days prior to the date of such meeting or (ii) the

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10th day following the day on which public announcement of the date of such meeting is first made by the Company. You are advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For” and “Withhold”; for the proposal to indicate the frequency preferred by our stockholders for advisory votes on the compensation of our named executive officers, votes for “ONE YEAR”, “TWO YEARS”, “THREE YEARS” and abstentions; and, with respect to other proposals, votes “For”, “Against”, and abstentions.
Abstentions: Our Bylaws provide that a stockholder action (other than the election of directors as described below) shall be decided by the vote of the holders of a majority of the total number of votes of the Company’s capital stock cast on the matter and that abstentions and broker non-votes are not treated as votes cast.
Broker Non-votes: A broker non-vote occurs when a nominee, such as a broker or bank, holding shares for a beneficial owner does not vote on a proposal because the nominee does not have discretionary authority to vote with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner. In the event that a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Proposals 1, 3, 4 and 5 are considered non-routine matters and thus, if you do not instruct your broker how to vote for such proposals, your broker may not vote with respect to such proposals. Proposal 2 is considered a routine matter and accordingly, if you do not instruct your broker or other nominee on how to vote the shares in your account for Proposal 2, brokers will be permitted to exercise their discretionary authority to vote on that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on all the proposals.
Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting. Broker non-votes will not be counted for purposes of determining the number of shares present online during the meeting or represented by proxy and entitled to vote with respect to a particular proposal. Thus, a broker non-vote will not affect the outcome of the vote on Proposal 1, Proposal 3, Proposal 4 and Proposal 5.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares with respect to such matters. These unvoted shares are considered “broker non-votes” with respect to such matters.
How many votes are needed to approve each proposal?
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Proposal No. 1: The election of the Class II directors requires a plurality of the votes of the shares of capital our stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Plurality means that the three nominees who receive the most “FOR” votes will be elected. You may vote “FOR” all nominees, “withhold” your vote as to all nominees or (iii) vote “FOR” all nominees except for those specific nominees from whom you “withhold” your vote.

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Proposal No. 2: The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2022, requires the affirmative “FOR” vote of a majority of the votes cast to be approved.

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Proposal No. 3: The advisory vote regarding the compensation of our named executive officers, requires the affirmative “FOR” vote of a majority of the votes cast to be approved. Because this proposal is an advisory vote, the result will not be binding on our Board. Our Board and our Compensation Committee will consider the outcome of the vote when determining named executive officer compensation.

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Proposal No. 4: The advisory vote to recommend whether future non-binding stockholder votes to approve the compensation of our named executive officers should occur every “ONE YEAR”, “TWO YEARS” or “THREE YEARS”, is an advisory vote so the result will not be binding on our Board; however our Compensation Committee and our Board will consider the frequency vote that receives the greatest number of votes cast as the frequency preferred by our stockholders.

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Proposal No. 5: The approval of the ESPP amendment requires the affirmative “FOR” vote of a majority of the votes cast to be approved.

The following table summarizes the voting options, requirements, the effect of abstentions and the effect of broker non-votes for each proposal.

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Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of “Broker Non-Votes”
1. Election of the Class II director nominees Roxanne S. Austin, Sameer K. Gandhi and Gerhard Watzinger	For or withhold on each nominee.	The three nominees who receive the most “FOR” votes will be elected.	N/A.	No effect. No broker discretion to vote.
2. Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2022	For, against, or abstain.	The affirmative “FOR” vote of a majority of the votes cast on the matter is required to ratify the selection of PricewaterhouseCoopers LLP.	No effect.	N/A. Brokers have discretion to vote.
3. Advisory vote to approve compensation of our named executive officers	For, against, or abstain.	The compensation of our named executive officers, to be approved on an advisory, non-binding basis, requires the affirmative “FOR” vote of a majority of the votes cast to be approved.	No effect.	No effect. No broker discretion to vote.
4. Advisory vote regarding the frequency of future stockholder advisory votes on the compensation of our named executive officers	For every one year, two years, three years or abstain.	The alternative among “ONE YEAR”, “TWO YEARS” or “THREE YEARS” that receives the highest number of votes cast will be deemed to be the frequency preferred by our stockholders.	No effect.	No effect. No broker discretion to vote.
5. Approval of amendment to our 2019 Employee Stock Purchase Plan	For, against, or abstain.	The ESPP Amendment requires the affirmative “FOR” vote of a majority of the votes cast to be approved.	No effect.	No effect. No broker discretion to vote.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the total voting power of all outstanding shares of the Company generally entitled to vote are present online at the meeting, by remote communication, if applicable, or represented by proxy. Each share of Class A common stock is entitled to one vote on each matter to be voted upon and each share of Class B common stock is entitled to ten votes on each matter to be voted upon. On the record date, there were 199,152,336 shares of Class A common stock outstanding and entitled to vote, representing 42.81% of total voting power, and 26,601,335 shares of Class B common stock outstanding and entitled to vote, representing 57.19% of total voting power.
Your shares will be counted towards the quorum if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote by telephone, online or at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the meeting’s chairperson or holders of a majority in voting interest of the stockholders represented at the meeting (present in person or represented by proxy) may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting.

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Other Matters
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors

George Kurtz President, Chief Executive Officer and Director
May 14, 2021
A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2021 as filed with the Securities and Exchange Commission is available without charge upon written request to: General Counsel — Proxy, CrowdStrike Holdings, Inc., 150 Mathilda Place, Suite 300, Sunnyvale, California 94086.

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APPENDIX A
Non-GAAP Financial Measures
This proxy statement contains information regarding two non-GAAP financial measures: non-GAAP subscription gross margin and free cash flow, each of which are not calculated in accordance with GAAP.
We believe that these non-GAAP financial measures are appropriate to enhance an overall understanding of our fiscal 2021 performance in relation to the principal elements of CrowdStrike’s annual executive compensation program considered by the Compensation Committee, as described in the “Compensation Discussion and Analysis” section of this proxy statement.
However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In particular, free cash flow is not a substitute for cash used in operating activities. Additionally, the utility of free cash flow as a measure of our financial performance and liquidity is further limited as it does not represent the total increase or decrease in our cash balance for a given period. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business. Management encourages stockholders and others to review CrowdStrike’s financial information in its entirety and not rely on a single financial measure.
Non-GAAP Subscription Gross Margin
We define non-GAAP subscription gross margin as GAAP subscription gross margin, excluding stock-based compensation expense and amortization of acquired intangible assets. We believe non-GAAP subscription gross margin provides our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations, as this measure eliminates the effects of certain variables unrelated to our overall operating performance.
The following table presents a reconciliation of our non-GAAP subscription gross margin to our GAAP subscription gross margin as of the period presented:
Year Ended January 31, 2021 ($ in thousands)
GAAP subscription revenue	$804,670
GAAP subscription gross profit	$619,458
Add: Stock-based compensation expense	11,705
Add: Amortization of acquired intangible assets	1,057
Non-GAAP subscription gross profit	$632,220
GAAP subscription gross margin	77%
Non-GAAP subscription gross margin	79%
Free Cash Flow
Free cash flow is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities less purchases of property and equipment and capitalized internal-use software. We believe that free cash flow is a useful indicator of liquidity that provides useful information to management and investors about the amount of cash consumed by our operating activities that is therefore not available to be used for other strategic initiatives. One limitation of free cash flow is that it does not reflect our future contractual commitments. Additionally, free cash flow does not represent the total increase or decrease in our cash balance for a given period. In addition, other companies may calculate free cash flow differently or not at all, which reduces the usefulness of free cash flow as a tool for comparison.

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The following table presents a reconciliation of free cash flow to net cash provided by (used in) operating activities:
Year Ended January 31, 2021 ($ in thousands)
GAAP total revenue	$874,438
GAAP net cash provided by (used in) operating activities	$356,566
Less: Purchases of property and equipment	(52,799)
Less: Capitalized internal-use software	(10,864)
Free cash flow	$292,903

| Page A-2

APPENDIX B
Amended ESPP
CROWDSTRIKE HOLDINGS, INC.
2019 EMPLOYEE STOCK PURCHASE PLAN
(as amended and restated)
1.
Purpose.   The purpose of the Plan is to provide employees of the Company and its Designated Companies with an opportunity to purchase Common Stock through accumulated Contributions. The Company intends for the Plan to have two components: a Code Section 423 Component (“423 Component”) and a non-Code Section 423 Component (“Non-423 Component”). The Company’s intention is to have the 423 Component of the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the 423 Component, accordingly, will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. In addition, this Plan authorizes the grant of an option to purchase Common Stock under the Non-423 Component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code; such an option will be granted pursuant to rules, procedures or sub-plans adopted by the Administrator designed to achieve tax, securities laws or other objectives for Eligible Employees and the Company. Except as otherwise provided herein, the Non-423 Component will operate and be administered in the same manner as the 423 Component.

2.
Definitions.

(a)
“Administrator” means the Committee.

(b)
“Affiliate” means any entity that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

(c)
“Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws or regulations of any foreign country or jurisdiction where options are, or will be, granted under the Plan.

(d)
“Board” means the Board of Directors of the Company.

(e)
“Change in Control” means the occurrence of any of the following events:

(i)
A change in the ownership of the Company which occurs on the date that any one person (within the meaning of Section 13(d) of the Exchange Act), or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, (A) the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control, (B) if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, the direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event will not be considered a Change in Control under this subsection (i) and (C) the acquisition or accumulation of voting power of the Company by a Person due to or in connection with the conversion of shares of Class B common stock into shares of Class A Common Stock or the sale or cancellation of Class B common stock such that such Person holds more than 50% of the total voting power of the Company shall not constitute a Change in Control, unless such Person subsequently acquires ownership of additional stock of the Company that constitutes more than 2% of the total fair market value or total voting power of the stock of the Company in a single transaction or series of related transactions (excluding any acquisition of shares of Class A Common Stock or Class B common stock in connection with the exercise or settlement of an Award or an award issued under the CrowdStrike Holdings, Inc. Amended and Restated 2011 Stock Incentive Plan or pursuant to a dividend reinvestment plan or employee stock purchase plan established by the Company or a Parent or Subsidiary thereof). For this purpose, indirect beneficial ownership will include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities;

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(ii)
The consummation of a merger or consolidation of the Company with any other corporation or other entity, or the issuance of voting securities in connection with a merger or consolidation of the Company pursuant to applicable stock exchange requirements; provided that immediately following such merger or consolidation the voting securities of the Company outstanding immediately prior thereto do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity of such merger or consolidation or parent entity thereof) fifty percent (50%) or more of the total voting power of the Company’s stock (or, if the Company is not the surviving entity of such merger or consolidation, fifty percent (50%) or more of the total voting power of the stock of such surviving entity or parent entity thereof); and provided, further, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing fifty percent (50%) or more of either the then-outstanding shares or the combined voting power of the Company’s then-outstanding voting securities shall not be considered a Change in Control;

(iii)
A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12)-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (iii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iv)
A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection, the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iv)(B)(3). For purposes of this subsection, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase, or acquisition of stock, or similar business transaction with the Company.
Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final U.S. Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.
Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
(f)
“Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or U.S. Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(g)
“Committee” means the compensation committee of the Board, unless another committee of the Board is appointed in accordance with Section 15 hereof. If there is no compensation committee of the Board and the Board does not designate another committee, references herein to the “Committee” shall refer to the Board.

(h)
“Common Stock” means the Class A common stock of the Company.

(i)
“Company” means CrowdStrike Holdings, Inc., a Delaware corporation, or any successor thereto.

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(j)
“Compensation” includes an Eligible Employee’s base straight time gross earnings, payments for incentive compensation, bonuses, commissions and payments for overtime and shift premium, but excludes equity compensation and other similar compensation. The Administrator, in its discretion, may, on a uniform and nondiscriminatory basis, establish a different definition of Compensation for a subsequent Offering Period.

(k)
“Contributions” means the payroll deductions and other additional payments that the Company may permit to be made by a Participant to fund the exercise of options granted pursuant to the Plan.

(l)
“Data” means certain personal information about a Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all equity awards or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor or details of Contributions, enrollment or other information relating to Offerings under the Plan.

(m)
“Designated Broker” means the financial services firm or other broker or agent designated by the Company to maintain the accounts on behalf of Participants who have purchased shares of Common Stock under the Plan.

(n)
“Designated Company” means any Subsidiary or Affiliate of the Company that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan. For purposes of the 423 Component, only the Company and its Subsidiaries may be Designated Companies; provided, however that at any given time, a Subsidiary that is a Designated Company under the 423 Component will not be a Designated Company under the Non-423 Component. The Administrator may so designate any Subsidiary or Affiliate or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by the stockholders.

(o)
“Director” means a member of the Board.

(p)
“Eligible Employee” means any individual who is a common law employee providing services to the Company or a Designated Company and is customarily employed for at least twenty (20) hours per week and more than five (5) months in any calendar year by the Employer, or any lesser number of hours per week and/or number of months in any calendar year established by the Administrator (if required under Applicable Laws) for purposes of any separate Offering or the Non-423 Component. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Employer approves or is legally protected under Applicable Laws. Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated three (3) months and one (1) day following the commencement of such leave. The Administrator, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date in an Offering, determine (for each Offering under the 423 Component, on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2) that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion); (ii) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Administrator in its discretion); (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion); (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code; or (v) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each Offering under the 423 Component in an identical manner to all highly compensated individuals of the Employer whose Eligible Employees are participating in that Offering under the 423 Component. Each exclusion will be applied with respect to an Offering in a manner complying with U.S. Treasury Regulation Section 1.423-2(e)(2)(ii). Such exclusions may be applied with respect to an Offering under the Non-423 Component without regard to the limitations of Treasury Regulation Section 1.423-2.

(q)
“Employer” means the employer of the applicable Eligible Employee(s).

(r)
“Enrollment Date” means the first Trading Day of an Offering Period.

(s)
“Enrollment Window” has the meaning set forth in Section 5(a).

(t)
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

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(u)
“Exercise Date” means the last Trading Day of the Purchase Period. Notwithstanding the foregoing, in the event that an Offering Period is terminated prior to its expiration pursuant to Section 21(a), the Administrator, in its sole discretion, may determine that any Purchase Period also terminating under such Offering Period will terminate without options being exercised on the Exercise Date that otherwise would have occurred on the last Trading Day of such Purchase Period.

(v)
“Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows:

(i)
For purposes of the Enrollment Date of the first Offering Period under the Plan, the Fair Market Value will be the initial price to the public as set forth in the final prospectus included within the Registration Statement; or

(ii)
For all other purposes, the Fair Market Value will be the closing sales price for Common Stock as quoted on any established stock exchange or national market system (including without limitation the New York Stock Exchange, NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market) on which the Common Stock is listed on the date of determination (or the closing bid, if no sales were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable. If the determination date for the Fair Market Value occurs on a non-Trading Day (i.e., a weekend or holiday), the Fair Market Value will be such price on the immediately preceding Trading Day, unless otherwise determined by the Administrator. In the absence of an established market for the Common Stock, the Fair Market Value thereof will be determined in good faith by the Administrator.

The determination of fair market value for purposes of tax withholding may be made in the Administrator’s discretion subject to Applicable Laws and is not required to be consistent with the determination of Fair Market Value for other purposes.
(w)
“Fiscal Year” means a fiscal year of the Company.

(x)
“New Exercise Date” means a new Exercise Date if the Administrator shortens any Offering Period then in progress.

(y)
“Offering” means an offer under the 423 Component or Non-423 Component of the Plan of an option that may be exercised during an Offering Period as further described in Section 4. For purposes of the Plan, the Administrator may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees of one or more Employers will participate, even if the dates of the applicable Offering Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by U.S. Treasury Regulation Section 1.423-2(a)(1), the terms of each Offering need not be identical provided that the terms of the Plan and an Offering together satisfy U.S. Treasury Regulation Section 1.423-2(a)(2) and (a)(3).

(z)
“Offering Periods” means the periods of approximately twenty-four (24) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after June 11th and December 11th of each year and terminating on the last Trading Day on or before June 10th and December 10th, approximately twenty-four (24) months later; provided, however, that the first Offering Period under the Plan will commence with the first Trading Day on or after the date on which the Securities and Exchange Commission declares the Company’s Registration Statement effective and will end on the last Trading Day on or before June 10, 2021, and provided, further, that the second Offering Period under the Plan will commence on the first Trading Day on or after December 11, 2019. The duration and timing of Offering Periods may be changed pursuant to Sections 4, 21 and 9.

(aa)
“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(bb)
“Participant” means an Eligible Employee that participates in the Plan.

(cc)
“Plan” means this CrowdStrike Holdings, Inc. 2019 Employee Stock Purchase Plan.

(dd)
“Purchase Period” means the periods during an Offering Period during which shares of Common Stock may be purchased on a Participant’s behalf in accordance with the terms of the Plan. For the first Offering Period, Purchase Periods will (i) commence on the first Trading Day on or after the Registration Date and December 11, 2019 and (ii) terminate on the last Trading Day on or before December 10, 2019 and June 10, 2020, respectively. Unless the Administrator provides otherwise, Purchase Periods for all other Offering Periods will (i) commence on the first Trading Day on or after June 11th and December 11th and (ii) terminate on the last Trading Day on or before December 10th of the same year and June 10th of the following year, respectively.

(ee)
“Purchase Price” means an amount equal to eighty-five percent (85%) of the Fair Market Value on the Enrollment Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be determined for subsequent Offering Periods

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by the Administrator subject to compliance with Section 423 of the Code (or any successor rule or provision or any other Applicable Law, regulation or stock exchange rule) or pursuant to Section 21.
(ff)
“Registration Date” means the effective date of the Registration Statement.

(gg)
“Registration Statement” means the registration statement on Form S-1 filed with the Securities and Exchange Commission for the initial public offering of the Common Stock.

(hh)
“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(ii)
“Trading Day” means a day on which the national stock exchange upon which the Common Stock is listed is open for trading.

(jj)
“U.S. Treasury Regulations” means the Treasury regulations of the Code. Reference to a specific Treasury Regulation will include such Treasury Regulation, the section of the Code under which such regulation was promulgated, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such section or regulation.

3.
Eligibility.

(a)
First Offering Period.   Any individual who is an Eligible Employee immediately prior to the first Offering Period will be automatically enrolled in the first Offering Period.

(b)
Subsequent Offering Periods.   Any Eligible Employee on a given Enrollment Date subsequent to the first Offering Period will be eligible to participate in the Plan, subject to the requirements of Section 5.

(c)
Non-U.S. Employees.   Eligible Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Eligible Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code. In the case of the Non-423 Component, Eligible Employees may be excluded from participation in the Plan or an Offering if the Administrator determines that participation of such Eligible Employees is not advisable or practicable.

(d)
Limitations.   Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee will be granted an option under the 423 Component of the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate, which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time, as determined in accordance with Section 423 of the Code and the regulations thereunder.

4.
Offering Periods.   The Plan will be implemented by consecutive, overlapping Offering Periods with a new Offering Period commencing on the first Trading Day on or after June 11th and December 11th each year, or on such other dates as the Administrator will determine; provided, however, that the first Offering Period under the Plan will commence with the first Trading Day on or after the Registration Date and end on the last Trading Day on or before June 10, 2021, and provided, further, that the second Offering Period under the Plan will commence on the first Trading Day on or after December 11, 2019. The Administrator will have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future Offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter; provided, however, that no Offering Period may last more than twenty-seven (27) months.

5.
Participation.

(a)
First Offering Period.   An Eligible Employee as determined in accordance with Section 3 immediately prior to the first Offering Period will be automatically enrolled in the first Offering Period at a Contribution rate equal to fifteen percent (15%) of Compensation. Such Participant will be entitled to continue to participate in the first Offering Period pursuant to Section 3(a) only if such individual submits a subscription agreement authorizing Contributions in a form determined by the Administrator (which may be

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similar to the form attached hereto as Exhibit A) to the Company’s designated plan administrator (i) no earlier than the effective date of the Form S-8 registration statement with respect to the issuance of Common Stock under this Plan and (ii) no later than ten (10) business days following the effective date of such S-8 registration statement or such date as the Administrator may determine (the “Enrollment Window”). An Eligible Employee’s failure to submit the subscription agreement during the Enrollment Window will result in the automatic termination of such individual’s participation in the first Offering Period.
(b)
Subsequent Offering Periods.   An Eligible Employee may participate in the Plan pursuant to Section 3(b) by (i) submitting to the Company’s stock administration office (or its designee) a properly completed subscription agreement (which may be similar to the form attached hereto as Exhibit B) authorizing Contributions in the form provided by the Administrator for such purpose or (ii) following an electronic or other enrollment procedure determined by the Administrator, in either case on or before a date determined by the Administrator prior to an applicable Enrollment Date.

6.
Contributions.

(a)
At the time a Participant enrolls in the Plan pursuant to Section 5, he or she will elect to have Contributions (in the form of payroll deductions or otherwise, to the extent permitted by the Administrator) made on each pay day during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation that he or she receives on the pay day. (For illustrative purposes, should a pay day occur on an Exercise Date, a Participant will have any Contributions made on such day applied to his or her account under the then-current Purchase Period or Offering Period). The Administrator, in its sole discretion, may permit all Participants in a specified Offering to contribute amounts to the Plan through payment by cash, check or other means set forth in the subscription agreement prior to each Exercise Date of each Purchase Period. A Participant’s subscription agreement will remain in effect for successive Offering Periods unless terminated as provided in Section 11 hereof.

(b)
In the event Contributions are made in the form of payroll deductions, such payroll deductions for a Participant will commence on the first pay day following the Enrollment Date and will end on the last pay day on or prior to the last Exercise Date of such Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 11 hereof; provided, however, that for the first Offering Period, payroll deductions will commence on the first pay day on or following the end of the Enrollment Window.

(c)
All Contributions made for a Participant will be credited to his or her account under the Plan and Contributions will be made in whole percentages of his or her Compensation only. A Participant may not make any additional payments into such account.

(d)
A Participant may discontinue his or her participation in the Plan as provided under Section 11. Unless otherwise determined by the Administrator, during a Purchase Period, a Participant may not increase the rate of his or her Contributions and may only decrease the rate of his or her Contributions one (1) time and such decrease must be to a Contribution rate between one percent (1%) and fifteen percent (15%). Subject to Section 423(b)(8) of the Code and Section 3(d) hereof, after a Participant elects to decrease his or her rate of Contributions, Contributions will continue at the decreased rate at the beginning of any subsequent Purchase Periods and Offering Periods, unless terminated by the Participant as provided in Section 11. A Participant may increase their Contribution rate at the beginning of a new Purchase Period or Offering Period by following the subscription change procedures described in Section 6(f) below.

(e)
Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(d), a Participant may decrease his or her Contribution rate to zero percent (0%) at any time during a Purchase Period. If a Participant decreases the rate of his or her Contributions to zero percent (0%) however, he or she will be withdrawn from that Offering Period and all prior Contributions made during such Offering Period will be refunded to the Participant.

(f)
Any change to a Participant’s Contribution rate as described in Sections 6(d) and 6(e) requires the Participant (i) properly completing and submitting to the Company’s stock administration office (or its designee) a new subscription agreement authorizing the change in Contribution rate in the form provided by the Administrator for such purpose or (ii) following an electronic or other procedure prescribed by the Administrator, in either case on or before a date determined by the Administrator prior to an applicable Exercise Date. If a Participant has not followed such procedures to change the rate of Contributions, the rate of his or her Contributions will continue at the originally elected rate throughout the Purchase Period and future Offering Periods and Purchase Periods (unless the Participant’s participation is terminated as provided in Sections 11 or 12). The Administrator may, in its sole discretion, amend the nature and/or number of Contribution rate changes that may be made by Participants during any Offering Period or Purchase Period and may establish other conditions or limitations as it deems appropriate for Plan administration. Any change in the rate of Contributions made pursuant to this Section 6(f) will be effective as of the first (1st) full payroll period following five (5) business days after the date on which the change is made by the Participant (unless the Administrator, in its sole discretion, elects to process a given change in payroll deduction rate more quickly).

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(g)
Notwithstanding any provisions to the contrary in the Plan, the Administrator may allow Participants to make Contributions via cash contributions instead of payroll deductions if (i) payroll deductions are prohibited or otherwise problematic under Applicable Law, (ii) the Administrator determines that cash contributions are permissible under Section 423 of the Code or (iii) the Participants are participating in the Non-423 Component. Any reference to “payroll deductions” in this section (or any other section of the Plan) shall similarly cover contributions by other means made pursuant to this Section 6(g).

(h)
At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of (or any other time that a taxable event related to the Plan occurs), the Participant must make adequate provision for the Company’s or Employer’s federal, state, local or any other tax liability payable to any authority including taxes imposed by jurisdictions outside of the U.S., national insurance, social security or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock (or any other time that a taxable event related to the Plan occurs). At any time, the Company or the Employer may, but will not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Eligible Employee. In addition, the Company or the Employer may, but will not be obligated to, withhold from the proceeds of the sale of Common Stock or any other method of withholding the Company or the Employer deems appropriate to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f). The Company shall not be required to issue any Common Stock until such obligations are satisfied.

7.
Grant of Option.   On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period will be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Eligible Employee’s Contributions accumulated prior to such Exercise Date and retained in the Eligible Employee’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event will an Eligible Employee be permitted to purchase during each Purchase Period more than 2,500 shares of Common Stock (subject to any adjustment pursuant to Section 20) and provided further that such purchase will be subject to the limitations set forth in Sections 3(d) and 14. The Eligible Employee may accept the grant of such option (i) with respect to the first Offering Period by submitting a properly completed subscription agreement in accordance with the requirements of Section 5(a) on or before the last day of the Enrollment Window, and (ii) with respect to any subsequent Offering Period under the Plan, by electing to participate in the Plan in accordance with the requirements of Section 5(b). The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that an Eligible Employee may purchase during each Purchase Period. Exercise of the option will occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 11. The option will expire on the last day of the Offering Period.

8.
Exercise of Option.

(a)
Unless a Participant withdraws from the Plan as provided in Section 11, his or her option for the purchase of shares of Common Stock will be exercised automatically on each Exercise Date, and the maximum number of full shares subject to the option will be purchased for such Participant at the applicable Purchase Price with the accumulated Contributions from his or her account. No fractional shares of Common Stock will be purchased; any Contributions accumulated in a Participant’s account, which are not sufficient to purchase a full share as of the Exercise Date will be returned to the Participant. Any other funds left over in a Participant’s account after the Exercise Date will be returned to the Participant. During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by him or her.

(b)
If the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares of Common Stock available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion (x) provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect or (y) provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 21. The Company may make a pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date.

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9.
Automatic Transfer to Low Price Offering Period.   To the extent permitted by Applicable Laws, if the Fair Market Value on any Exercise Date in an Offering Period is lower than the Fair Market Value on the Enrollment Date of such Offering Period, then all Participants in such Offering Period automatically will be withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof.

10.
Delivery.   As soon as reasonably practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each Participant of the shares purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. The Company may permit or require that shares be deposited directly with a Designated Broker, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such Designated Broker for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. No Participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the Participant as provided in this Section 10.

11.
Withdrawal.

(a)
A Participant may withdraw all but not less than all the Contributions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by (i) submitting to the Company’s stock administration office (or its designee) a written notice of withdrawal in the form determined by the Administrator for such purpose (which may be similar to the form attached hereto as Exhibit C), or (ii) following an electronic or other withdrawal procedure determined by the Administrator. The Administrator may set forth a deadline of when a withdrawal must occur to be effective prior to a given Exercise Date in accordance with policies it may approve from time to time. All of the Participant’s Contributions credited to his or her account will be paid to such Participant promptly after receipt of notice of withdrawal and such Participant’s option for the Offering Period will be automatically terminated, and no further Contributions for the purchase of shares will be made for such Offering Period. If a Participant withdraws from an Offering Period, Contributions will not resume at the beginning of the succeeding Offering Period, unless the Participant re-enrolls in the Plan in accordance with the provisions of Section 5.

(b)
A Participant’s withdrawal from an Offering Period will not have any effect on his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws. The Committee, in its sole discretion, may impose limits on the number of withdrawals and re-enrollments a Participant may engage in.

12.
Termination of Employment.   Upon a Participant’s ceasing to be an Eligible Employee, for any reason, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to suchParticipant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 16, and such Participant’s option will be automatically terminated. Unless determined otherwise by the Administrator in a manner that, with respect to an Offering under the 423 Component, is permitted by, and compliant with, Section 423 of the Code, a Participant whose employment transfers between entities through a termination with an immediate rehire (with no break in service) by the Company or a Designated Company shall not be treated as terminated under the Plan; however, no Participant shall be deemed to switch from an Offering under the Non-423 Component to an Offering under the 423 Component or vice versa unless (and then only to the extent) such switch would not cause the 423 Component or any Option thereunder to fail to comply with Section 423 of the Code. The Administrator may establish different and/or additional rules governing transfers between separate Offerings within the 423 Component and between Offerings under the 423 Component and Offerings under the Non-423 Component.

13.
Interest.   No interest will accrue on the Contributions of a participant in the Plan, except as may be required by Applicable Law, as determined by the Company, and if so required by the laws of a particular jurisdiction, will apply to all Participants in the relevant Offering under the 423 Component, except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423-2(f).

14.
Stock.

(a)
Subject to adjustment upon changes in capitalization of the Company as provided in Section 20 hereof, the maximum number of shares of Common Stock that will be made available for sale under the Plan will be 3,500,000 shares of Common Stock. The number of shares of Common Stock available for issuance under the Plan will be increased on the first day of each Fiscal Year beginning with the 2020 Fiscal Year equal to the least of (i) one percent (1%) of the outstanding shares of Class A Common Stock and Class B common stock on the last day of the immediately preceding Fiscal Year, (ii) 5,000,000 shares of Common Stock (subject to adjustment upon changes in capitalization of the Company as provided in Section 20 hereof) or (iii) an amount determined by the Administrator.

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(b)
Until the shares of Common Stock are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a Participant will have only the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares.

(c)
Shares of Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse.

15.
Administration.   The Plan will be administered by the Committee, which Committee will be constituted to comply with Applicable Laws. The Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to delegate (to the extent permitted by applicable law) some or all of its authority under the Plan to one or more officers of the Company and to one or more committees of the Board (which may consist of one or more directors) and delegate ministerial duties to any of the Company’s employees, to designate separate Offerings under the Plan, to designate Subsidiaries and Affiliates of the Company as participating in the 423 Component or Non-423 Component, to determine eligibility, to adjudicate all disputed claims filed under the Plan and to establish such procedures that it deems necessary or advisable for the administration of the Plan (including, without limitation, to adopt such procedures, sub-plans and special rules as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the U.S., the terms of which sub-plans may take precedence over other provisions of this Plan, with the exception of Section 14(a) hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan will govern the operation of such sub-plan). Unless otherwise determined by the Administrator, the Eligible Employees eligible to participate in each sub-plan will participate in a separate Offering or in the Non-423 Component, unless such designation would cause the 423 Component to violate the requirements of Section 423 of the Code. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of Contributions, making of Contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with applicable local requirements. The Administrator also is authorized to determine that, to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f), the terms of an option granted under the Plan or an Offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of options granted under the Plan or the same Offering to employees resident solely in the U.S. Every finding, decision, and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties.

16.
Designation of Beneficiary.

(a)
If permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any shares of Common Stock and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such shares and cash. In addition, if permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.

(b)
Such designation of beneficiary may be changed by the Participant at any time by notice in a form determined by the Administrator. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company will deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

(c)
All beneficiary designations will be in such form and manner as the Administrator may designate from time to time. Notwithstanding Sections 16(a) and 16(b) above, the Company and/or the Administrator may decide not to permit such designations by Participants in non-U.S. jurisdictions to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f).

17.
Transferability.   Neither Contributions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 16) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 11 hereof.

18.
Use of Funds.   The Company may use all Contributions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such Contributions except under Offerings or for Participants in the Non-423 Component

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for which Applicable Laws require that Contributions to the Plan by Participants be segregated from the Company’s general corporate funds and/or deposited with an independent third party. Until shares of Common Stock are issued, Participants will have only the rights of an unsecured creditor with respect to such shares.
19.
Reports.   Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Eligible Employees at least annually, which statements will set forth the amounts of Contributions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.

20.
Adjustments, Dissolution, Liquidation, Merger, or Change in Control.

(a)
Adjustments.   In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock occurs, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number and class of Common Stock that may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each option under the Plan that has not yet been exercised, and the numerical limits of Sections 7 and 14.

(b)
Dissolution or Liquidation.   In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a New Exercise Date, and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date will be before the date of the Company’s proposed dissolution or liquidation. The Administrator will notify each Participant in writing or electronically, prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 11 hereof.

(c)
Merger or Change in Control.   In the event of a merger or Change in Control, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period with respect to which such option relates will be shortened by setting a New Exercise Date on which such Offering Period will end. The New Exercise Date will occur before the date of the Company’s proposed merger or Change in Control. The Administrator will notify each Participant in writing or electronically prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 11 hereof. Notwithstanding the foregoing, in the event of a merger or Change in Control, the Administrator may elect to terminate all outstanding Offering Periods in accordance with Section 21.

21.
Amendment or Termination.

(a)
The Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Exercise Date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 20). If the Offering Periods are terminated prior to expiration, all amounts then credited to Participants’ accounts that have not been used to purchase shares of Common Stock will be returned to the Participants (without interest thereon, except as otherwise required under Applicable Laws, as further set forth in Section 13 hereof) as soon as administratively practicable.

(b)
Without stockholder consent and without limiting Section 21(a), the Administrator will be entitled to change the Offering Periods or Purchase Periods, designate separate Offerings, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit Contributions in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed Contribution elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with Contribution amounts, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable that are consistent with the Plan.

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(c)
In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i)
amending the Plan to conform with the safe harbor definition under the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto), including with respect to an Offering Period underway at the time;

(ii)
altering the Purchase Price for any Offering Period or Purchase Period including an Offering Period or Purchase Period underway at the time of the change in Purchase Price;

(iii)
shortening any Offering Period or Purchase Period by setting a New Exercise Date, including an Offering Period or Purchase Period underway at the time of the Administrator action;

(iv)
reducing the maximum percentage of Compensation a Participant may elect to set aside as Contributions; and

(v)
reducing the maximum number of shares of Common Stock a Participant may purchase during any Offering Period or Purchase Period.

Such modifications or amendments will not require stockholder approval or the consent of any Participants.
22.
Notices.   All notices or other communications by a Participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

23.
Conditions Upon Issuance of Shares.   Shares of Common Stock will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the U.S. Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.
24.
Code Section 409A.   The 423 Component of the Plan is exempt from the application of Code Section 409A and any ambiguities herein will be interpreted to so be exempt from Code Section 409A. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an option granted under the Plan may be subject to Code Section 409A or that any provision in the Plan would cause an option under the Plan to be subject to Code Section 409A, the Administrator may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Code Section 409A, but only to the extent any such amendments or action by the Administrator would not violate Code Section 409A. Notwithstanding the foregoing, the Company and any Parent, Subsidiary or Affiliate will have no liability to a Participant or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Code Section 409A is not so exempt or compliant or for any action taken by the Administrator with respect thereto. The Company makes no representation that the option to purchase Common Stock under the Plan is compliant with Code Section 409A.

25.
Term of Plan.   The Plan will become effective upon the later to occur of (i) its adoption by the Board or (ii) the business day immediately prior to the Registration Date. It will continue in effect for a term of ten (10) years, unless sooner terminated under Section 21.

26.
Stockholder Approval.   The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

27.
Governing Law.   The Plan will be governed by, and construed in accordance with, the laws of the State of Delaware (except its choice-of-law provisions).

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28.
No Right to Employment.   Participation in the Plan by a Participant will not be construed as giving a Participant the right to be retained as an employee of the Company or a Subsidiary or Affiliate of the Company, as applicable. Further, the Company or a Subsidiary or Affiliate of the Company may dismiss a Participant from employment at any time, free from any liability or any claim under the Plan.

29.
Severability.   If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.

30.
Compliance with Applicable Laws.   The terms of this Plan are intended to comply with all Applicable Laws and will be construed accordingly.

31.
Data Protection.

(a)
Personal Data Processing   By participating in the Plan, the Participant understands and acknowledges that it is necessary for the Company, Parent and any of its Subsidiaries and affiliates to collect, use, disclose, hold, transfer and otherwise process certain personal information about the Participant, including, but not limited to, the Participant’s Data, or other personal information as described in a subscription agreement or any other materials or as otherwise provided to the Company or any Parent, Subsidiary or affiliate for the purpose of implementing, administering and managing the Plan. Any such processing will be carried out in accordance with the Company’s legitimate interest in administering the Plan and only to the extent permitted by and in full compliance with any applicable data protection laws and regulations. A Participant’s failure or refusal to provide or update such Participant’s Data (or to agree to the terms and conditions of the Plan) may result in the Company being unable to administer the Plan in respect of such Participant. A Participant’s Data will be retained by the Company for as long as such Participant participates in the Plan and/or holds shares in the Company, and thereafter, to the extent necessary to fulfill lawful purposes or as long as required by applicable law, which is generally seven (7) years. These purposes include:

(i)
administering and maintaining Participant records;

(ii)
providing information to the Company or any Parent, Subsidiary or affiliate, trustees of any employee benefit trust, registrars, brokers or third-party administrators of the Plan;

(iii)
providing information to future purchasers or merger partners of the Company or any affiliate, or the business in which the Participant works; and

(iv)
transferring information about the Participant to any country or territory that may not provide the same protection for the information as the Participant’s home country.

(b)
Disclosure.   The Company may transfer a Participant’s Data amongst its Parent, Subsidiaries or affiliates and service providers, acting as processors or joint data controllers, including the Designated Broker, stock plan administrator or other similar services entity (a “Stock Plan Administrator”) that is an independent service provider based in the United States assisting the Company with the implementation, administration and management of the Plan. The Stock Plan Administrator may open an account for a Participant to receive and trade shares. A Participant may be asked to acknowledge, or agree to, separate terms and data processing practices with the Stock Plan Administrator. In the future, the Company may select a different service provider or additional service providers and share Data with such other provider(s) serving the Company in a similar manner.

(c)
International Transfer.   A Participant’s Data may be transferred from such Participant’s country to other jurisdictions, including the United States. The Participant understands and acknowledges that such jurisdictions might have enacted data privacy laws that are less protective or otherwise different from those applicable in the Participant’s country of residence. The Company shall take reasonable steps to ensure that the Participant’s Data is legally transferred and continues to be adequately protected and securely held. If the Participant’s Data is subject to the data protection laws of the European Economic Area, including the United Kingdom (the “EEA”), the Company shall rely upon an adequate mechanism for the international transfer and subsequent onward transfers of personal data. The Company is certified to the EU-U.S. Privacy Shield Program.

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(d)
Data Subject Rights.   Subject to the nature of the data, the purpose and nature of the processing, and any lawful bases of the Company, the Participant understands that he or she may have a number of rights under data privacy laws in the Participant’s jurisdiction. Subject to the conditions set out in the applicable law and depending on where the Participant is based, such rights may include the right to (i) request access to or copies of Data processed by the Company, (ii) rectification of incorrect Data, (iii) deletion of Data, (iv) restrictions on the processing of Data, (v) object to the processing of Data for legitimate interests, (vi) portability of Data, (vii) lodge complaints with competent authorities in the Participant’s jurisdiction, and/or (viii) receive a list with the names and addresses of any potential recipients of the Participant’s Data. To receive clarification regarding these rights or to exercise these rights, the Participant may contact the Company.

(e)
Data Controller and Data Protection Officer.   The data controller is CrowdStrike Holdings, Inc., located 150 Mathilda Place, Suite 300, Sunnyvale, California 94086, United States of America, and the data privacy officer can be contacted at Vice President, Privacy, 150 Mathilda Place, Suite 300, Sunnyvale, California 94086, or at privacy@crowdstrike.com

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CROWDSTRIKE HOLDINGS, INC. 150 MATHILDA PLACE SUITE 3SUNNYVALE, CA 9408600 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 29, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CRWD2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 29, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717. Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDS D53133-P50794 THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. 1. To elect CrowdStrike's nominees Roxanne S. Austin, Sameer K. Gandhi and Gerhard Watzinger to the Board of Directors to hold office until the 2024 Annual Meeting of Stockholders. CROWDSTRIKE HOLDINGS, INC. The Board of Directors recommends you vote FOR the following: ForAllWithholdAllFor AllExceptFor Against AbstainFor Against Abstain! ! !! ! !To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. Nominees: 01) Roxanne S. Austin 02) Sameer K. Gandhi 03) Gerhard Watzinger The Board of Directors recommends you vote FOR proposals 2, 3 and 5 and THREE YEARS for proposal 4: 2. To ratify the selection of PricewaterhouseCoopers LLP as CrowdStrike's independent registered public accounting firm for its fiscal year endingJanuary 31, 2022.3. To approve, on an advisory basis, the compensation of CrowdStrike's named executive officers. 4. To approve, on an advisory basis, the frequency of future stockholder advisory votes on the compensation of CrowdStrike's namedexecutive officers. 5. To approve an amendment to CrowdStrike's 2019 Employee Stock Purchase Plan. NOTE: To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Jointowners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. CROWDSTRIKE HOLDINGS, INC. Annual Meeting of Stockholders June 30, 2021 at 9:00 AM Pacific Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) George Kurtz and Burt W. Podbere, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CROWDSTRIKE HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 9:00 AM Pacific Time on June 30th, 2021 at www.virtualshareholdermeeting.com/CRWD2021, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.Continued and to be signed on reverse side

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